Filed Pursuant to Rule 424(b)(5)
Registration No. 333-263251

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 4, 2022)

$175,000,000

Ordinary Shares

Pre-Funded Warrants to Purchase Ordinary Shares

We are offering   of our ordinary shares and, in lieu of ordinary shares to certain investors that so choose, pre-funded warrants to purchase   ordinary shares. The purchase price of each pre-funded warrant equals the price per share at which ordinary shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant equals $0.0001 per share.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “WVE.” The last reported sale price of our ordinary shares on the Nasdaq Global Market on September 24, 2024 was $8.19 per ordinary share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-16 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to Wave Life Sciences Ltd., before expenses	$	$	$

(1)	We refer you to the section titled “Underwriting” for additional information regarding underwriting compensation.

Delivery of the ordinary shares and pre-funded warrants is expected to be made on or about   , 2024. We have granted the underwriters an option for a period of 30 days to purchase up to an additional   ordinary shares. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be  $   million, and the total proceeds to us, before expenses, will be $    million.

Joint Book-Running Managers

J.P. Morgan	Leerink Partners

Book-Runners

Truist Securities	Mizuho

Prospectus Supplement dated     , 2024.

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-263251) that we initially filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2022, and was declared effective on May 4, 2022. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information.

Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither this prospectus supplement nor the accompanying prospectus is a “prospectus” as defined in the Securities and Futures Act 2001 of Singapore (the “SFA”), and accordingly, statutory liability under the SFA in relation to the content of prospectuses will not apply. This prospectus supplement and the accompanying prospectus have not been lodged with or registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ordinary shares and pre-funded warrants may not be circulated or distributed, nor may our ordinary shares or pre-funded warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

Where our ordinary shares or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trustee of a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares or pre-funded warrants pursuant to an offer made under Section 275 of the SFA, except:

•

to an institutional investor or to a relevant person as defined in Section 275(2) of the SFA, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1) of the SFA: The Company has determined, and hereby notifies all persons (including relevant persons (as defined in Section 309A(1) of the SFA)) that the ordinary shares and pre-funded warrants are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

By accepting this prospectus supplement and the accompanying prospectus, the recipient hereof and thereof represents and warrants that such recipient is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Unless the context otherwise indicates, references to “Wave,” the “Company,” “our company,” “we,” “our,” “us” or similar terms refer to Wave Life Sciences Ltd. and our wholly-owned subsidiaries. References in this prospectus to “S$” refer to Singapore dollars, “¥” refer to Japanese yen, and “€” refer to euros.

The Wave Life Sciences Ltd. and Wave Life Sciences Pte. Ltd. names, the Wave Life Sciences mark, and the other trademarks, trade names and service marks of Wave Life Sciences Ltd. appearing in this prospectus supplement or the accompanying prospectus are the property of Wave Life Sciences Ltd. Wave has applied to register certain of its trademarks in the United States. This prospectus supplement and the accompanying prospectus also contain additional trade names, trademarks and service marks belonging to Wave Life Sciences Ltd. and to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the ® and ™ symbols, but such reference should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

For investors outside the United States: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who have come into possession of this prospectus in a jurisdiction outside the United States are required to inform themselves about and to observe any restriction relating to this offering and the distribution of this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares and pre-funded warrants. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our consolidated financial statements and the related notes thereto and the other documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a clinical-stage biotechnology company focused on unlocking the broad potential of ribonucleic acid (“RNA”) medicines (also known as oligonucleotides), or those targeting RNA, to transform human health. Our RNA medicines platform, PRISM®, combines multiple modalities, chemistry innovation and deep insights into human genetics to deliver scientific breakthroughs that treat both rare and prevalent disorders. Our toolkit of RNA-targeting modalities includes RNA editing, splicing, antisense silencing and RNA interference (“RNAi”), providing us with unique capabilities for designing and sustainably delivering candidates that optimally address disease biology. Our lead programs are in rare and prevalent diseases, including alpha-1 antitrypsin deficiency (“AATD”), obesity, Duchenne muscular dystrophy (“DMD”), and Huntington’s disease (“HD”).

We were founded on the recognition that there was a significant, untapped opportunity to use chemistry innovation to tune the pharmacological properties of oligonucleotides. Today, we have more than a decade of experience challenging convention related to oligonucleotide design and pioneering novel chemistry modifications to optimize the pharmacological properties of our molecules. We have seen preclinically and in clinical trials that these chemistry modifications enhance potency, distribution, and durability of effect of our molecules. Our novel chemistry also allows us to avoid using complex delivery vehicles, such as lipid nanoparticles and viruses, and instead use clinically proven conjugates (e.g., N-acetylgalactosamine or (“GalNAc”)) or free uptake for delivery to a variety of cell and tissue types. We maintain strong and broad intellectual property, including for our novel chemistry modifications.

Our best-in-class chemistry capabilities have also unlocked new areas of biology, such as harnessing adenosine deaminases acting on RNA (“ADAR”) enzymes for messenger RNA (“mRNA”) correction and upregulation, selectively silencing a mutant allele, and more. By opening up new areas of biology, we have also opened up new opportunities to slow, stop or reverse disease and have expanded the possibilities offered through our platform.

The inspiration for our multimodal platform is based on the recognition that the biological machinery (i.e., enzymes) needed to address human disease already exists within our cells and can be harnessed for therapeutic purposes with the right tools. We believe that we have built the most versatile toolkit of RNA-targeting modalities in the industry, with multiple means of repairing, restoring, or reducing proteins and designing best-fit solutions based on the unique biology of a given disease target. We are actively advancing programs in all of our modalities.

Endogenous
ADAR enzyme
editing
Skip
Restored
Reading
Frame
Functional
Protein
splicing
RISC
Endogenous
AGO2
siRNA silencing
Endogenous
RNase H
antisense silencing

We intentionally focus on targeting the transcriptome using oligonucleotides rather than other nucleic acid modalities such as gene therapy and DNA editing. This focus enables us to:

•

Leverage diversity of expression across cell types by modulating the many regulatory pathways that impact gene expression, including transcription, endogenous RNA interference pathways, splicing, and translation;

•	Address diseases that have historically been difficult to treat with small molecules or biologics;

•	Access a variety of tissue types or cell types throughout the body and modulate the frequency of dosing for broad distribution in tissues over time;

•	Avoid the risk of permanent off-target genetic changes and other challenges associated with DNA editing or gene therapy approaches; and

•	Leverage well-established industry manufacturing processes and regulatory, access, and reimbursement pathways.

We have a robust and diverse pipeline of potential first-or best-in-class programs, including:

•	GalNAc-conjugated oligonucleotides for hepatic and metabolic diseases including:

•	AATD: WVE-006 is a GalNAc-conjugated SERPINA1 RNA editing oligonucleotide; and

•	Obesity: WVE-007 is a GalNAc-conjugated RNAi oligonucleotide targeting inhibin bE (“INHBE”).

•	Unconjugated oligonucleotides for muscle, CNS and other disease areas including:

•	DMD: WVE-N531 is an exon 53 splicing oligonucleotide; and

•	HD: WVE-003 is an allele-selective oligonucleotide designed to lower mutant huntingtin (“mHTT”) protein and preserve healthy, wild-type huntingtin (“wtHTT”) protein.

We are also building a pipeline of novel A-to-I RNA editing oligonucleotides (“AIMers”). Our RNA editing capability affords us the dexterity to address both rare diseases, as well as those diseases impacting large patient populations. AIMers are designed to target single bases on an RNA transcript and recruit proteins that exist in the body, called ADAR enzymes, which naturally possess the ability to change an adenine (A) to an inosine (I), which cells read as guanine (G). This approach enables both the correction of G-to-A point mutations and the modulation of RNA to either upregulate protein expression, modify protein-protein interactions, or alter RNA folding and processing. AIMers enable simplified delivery and avoid the risk of permanent changes to the genome and irreversible off-target effects with DNA-targeting approaches. AIMers are short in length, fully chemically modified, and use our novel chemistry, which make them distinct from other ADAR-mediated editing approaches.

In December 2022, we announced a strategic collaboration with GlaxoSmithKline Intellectual Property (No. 3) (“GSK”) to advance transformative oligonucleotide therapeutics, including WVE-006. The collaboration combines GSK’s novel genetic insights, as well as its global development and commercial capabilities, with our PRISM platform and oligonucleotide expertise. The collaboration will enable us to continue building a pipeline of first-in-class oligonucleotide-based therapeutics and unlock new areas of disease biology, as well as realize the full value of WVE-006 as a potential best-in-class treatment for AATD that has the potential to simultaneously address both liver and lung manifestations of the disease.

Our GSK collaboration has three components:

1)

A discovery collaboration which enables us to advance up to three programs leveraging targets informed by GSK’s novel insights, the first of which is our INHBE program (WVE-007) for obesity and other metabolic disorders;

2)

A discovery collaboration which enables GSK to advance up to eight programs leveraging PRISM and our oligonucleotide expertise and discovery capabilities, the first two of which were selected in April 2024; and

3)

An exclusive global license for GSK to WVE-006, our AATD program, that uses our proprietary AIMer technology. We will maintain development responsibilities for WVE-006 through completion of RestorAATion-2, at which point development and commercial responsibilities will transition to GSK.

Our Current Programs

Additional details regarding our lead therapeutic programs are set forth below.

Alpha-1 antitrypsin deficiency (“AATD”)

Our AATD program is the first to leverage our novel RNA editing capability and uses GalNAc-conjugated AIMers (RNA editing oligonucleotides) and endogenous ADAR enzymes to correct a single base in the mutant SERPINA1 mRNA. By correcting the single RNA base mutation that causes a majority of AATD cases with the Pi*ZZ genotype (approximately 200,000 in the United States and Europe), RNA editing may provide an ideal approach for increasing circulating levels of wild-type Alpha-1 antitrypsin (“AAT”) protein and reducing mutant protein aggregation in the liver, thus simultaneously addressing both the lung and liver manifestations of the disease.

WVE-006 is first-in-class in AATD and is the most advanced program currently in development using an oligonucleotide to harness an endogenous enzyme for RNA editing. In the fourth quarter of 2023, we initiated our RestorAATion clinical program investigating WVE-006 as a treatment for AATD. The RestorAATion clinical program includes both healthy volunteers (“RestorAATion-1”), as well as patients with AATD who have the homozygous Pi*ZZ mutation (“RestorAATion-2”) and is designed to provide an efficient path to proof-of-mechanism as measured by restoration of wild-type alpha-1 antitrypsin (“M-AAT”) protein in serum. RestorAATion-2 is a Phase 1b/2a open label study designed to evaluate the safety, tolerability, pharmacodynamics (PD) and pharmacokinetics (PK) of WVE-006 in individuals with AATD who have the homozygous Pi*ZZ mutation. The trial includes both single ascending dose (“SAD”) and multiple ascending dose (“MAD”) portions. In the third quarter of 2024, we initiated dosing in the single dose portion of the first dose cohort of RestorAATion-2. We expect to deliver proof-of-mechanism data in patients with AATD in the fourth quarter of 2024.

Under our GSK collaboration, GSK received an exclusive global license for WVE-006, with clinical development and commercial responsibilities transitioning to GSK after we complete the RestorAATion-2 trial. Under the terms of the collaboration, we are eligible to receive up to $525 million in development, launch, and commercial milestone payments, as well as double-digit tiered royalties up to the high teens, as a percentage of net sales for WVE-006. In December 2023, we announced that we achieved the first WVE-006 milestone in our collaboration with GSK, resulting in a $20 million payment.

Preclinical data show that treatment with WVE-006 resulted in serum AAT protein levels of up to 30 micromolar in an established AATD mouse model (NSG-PiZ). WVE-006 also led to restoration of approximately 50% wild-type M-AAT protein in serum and a 3-fold increase in neutrophil elastase inhibition activity, indicating that the restored M-AAT protein was functional. Our AATD AIMers are highly specific to SERPINA1 RNA in vitro and in vivo based on transcriptome-wide analyses.

If we are successful in the clinic with WVE-006, this would validate our clinical approach to AATD and demonstrate the feasibility of RNA editing as a therapeutic modality in humans.

Obesity and Other Metabolic Disorders

Our first wholly owned program to emerge from our collaboration with GSK is WVE-007, a GalNAc-small interfering RNA (“siRNA”) that is designed to silence the Inhibin bE gene (“INHBE”) to induce lipolysis (fat-burning) while preserving muscle mass to restore and maintain a healthy metabolic profile. There are approximately 174 million people in the United States and Europe with obesity, and therapeutic options beyond GLP-1 receptor agonists are needed. GLP-1 receptor agonists lead to weight loss at the expense of muscle, suppress the general reward system, and are associated with a poor tolerability profile and 68% drop-off after one year. Heterozygous INHBE loss-of-function human carriers exhibit a healthy metabolic profile, including reduced waist-to-hip ratio and reduced odds of developing type 2 diabetes or coronary artery disease, and reduction of INHBE by 50% or more is expected to restore a healthy metabolic profile. In connection with our

2023 Research and Development Day, we shared in vivo proof of concept data in diet-induced obesity mice demonstrating INHBE silencing well beyond the anticipated 50% therapeutic threshold, which led to substantially lower body weight and reduction of visceral fat as compared to controls. These are the first data to demonstrate INHBE silencing in vivo in an animal model is consistent with the phenotypes of heterozygous loss-of-function carriers.

WVE-007 utilizes our next generation GalNAc-siRNA format. In preclinical diet-induced obesity (“DIO”) mouse models, our INHBE GalNAc-siRNA has demonstrated highly potent INHBE silencing (ED50 < 1 mg/kg), durable silencing following one, low-single digit dose supporting every-six-month or annual subcutaneous dosing in humans, weight loss with no loss of muscle mass and reduction in fat mass, with preferential effect to the visceral fat, consistent with the profile of INHBE LoF in human genetics. In a head-to-head study in DIO mice, we have observed a weight loss effect from a single dose of our INHBE GalNAc-siRNA similar to semaglutide. In addition, treatment with our INHBE GalNAc-siRNA upon cessation of semaglutide treatment curtailed expected rebound weight gain. Additionally, in a separate ongoing study in DIO mice, when administered in combination with semaglutide, a single dose of our INHBE GalNAc-siRNA doubled the weight loss observed with semaglutide alone and this effect was sustained throughout the duration of the study. We plan to share additional preclinical data later this year and expect to initiate a clinical trial for WVE-007 in the first quarter of 2025

Duchenne muscular dystrophy (“DMD”)

In DMD, we are advancing WVE-N531, which is designed to skip exon 53 within the dystrophin gene – a therapeutic approach that would address approximately 8-10% of DMD cases. WVE-N531 is designed to cause the cellular splicing machinery to skip over exon 53 during pre-mRNA processing, which restores the dystrophin mRNA reading frame and enables production of a truncated, but functional, dystrophin protein. Exon skipping produces dystrophin from the endogenous dystrophin gene (not micro or mini dystrophin expressed from a foreign vector), under the control of native gene-regulatory elements, resulting in normal expression. WVE-N531 is our first splicing candidate incorporating PN backbone (“PN”) chemistry to be assessed in the clinic.

In December 2022 (data cut-off: December 6, 2022), we announced a positive update from Part A of the Phase 1b/2a proof-of-concept, open label trial of WVE-N531 in three boys with DMD amenable to exon 53 skipping. High muscle concentrations of WVE-N531 and exon skipping were observed six weeks after initiating multi-dosing at 10 mg/kg every other week, achieving proof-of-concept in the trial. WVE-N531 also appeared safe and well-tolerated.

In September 2023, we shared an analysis of muscle biopsy data from the Part A proof-of-concept trial indicating that WVE-N531 was present in myogenic stem cells, which are integral to muscle regeneration. This is the first demonstration of uptake in myogenic stem cells in a clinical study and supports the potential differentiation of WVE-N531 from other therapeutics, including gene therapies.

In December 2023, we initiated dosing of WVE-N531 in FORWARD-53, the Phase 2 portion of the open-label trial (“Part B”). In Part B, boys are being dosed at 10 mg/kg every other week, and we plan to assess dystrophin protein after 24 and 48 weeks of dosing. The primary endpoint will be dystrophin protein levels, and the trial will also evaluate pharmacokinetics, digital and functional endpoints, and safety and tolerability. See “-Recent Developments” regarding our announcement of positive interim data from FORWARD-53.

Huntington’s disease (“HD”)

In HD, we are currently advancing WVE-003, a stereopure allele-selective oligonucleotide designed to selectively target an undisclosed single nucleotide polymorphism (“SNP”), “mHTT SNP3”, associated with the disease-causing mHTT mRNA transcript within the Huntingtin (“HTT”) gene. Approximately 40% of the HD population carries SNP3 according to published literature (Carroll et al., Molecular Therapy, 2011), and up to 80% of HD may be addressed in the future with other SNP-targeted candidates.

There are currently no disease modifying therapies for HD, which affects over 200,000 individuals across all disease stages in the United States and Europe.

WVE-003 incorporates our proprietary PN chemistry. Targeting mRNA with SNP3 allows us to lower expression of transcript from the mutant allele, while leaving the healthy transcript relatively intact, thereby preserving wild-type (healthy) huntingtin (“wtHTT”) protein, which is important for neuronal function. Only an allele-selective approach to mHTT lowering has the potential to both protect the reservoir of wtHTT protein and decrease the mHTT to wtHTT ratio in neurons, potentially releasing wtHTT from the inhibitory actions of mHTT. Our allele-selective approach may also enable us to address HD patient populations in early stages of disease prior to onset of clinical symptoms. In preclinical studies, WVE-003 showed dose-dependent and selective reduction of mHTT mRNA in vitro, as well as potent and durable knockdown of mHTT mRNA and protein in vivo in mouse models.

In the third quarter of 2023, we achieved a milestone in our collaboration with Takeda Pharmaceutical Company Limited (“Takeda”), which pertained to the positive results from a non-clinical study of WVE-003 in non-human primates and resulted in a payment of $7.0 million to us. This study showed significant tissue exposure levels of WVE-003 in the deep brain regions, including striatum and bolstered our existing datasets that confirm the ability of our oligonucleotides to distribute to the areas of the CNS important for HD.

The SELECT-HD trial was a global, multicenter, randomized, double-blind, placebo-controlled Phase 1b/2a clinical trial to assess the safety and tolerability of WVE-003 in people with a confirmed diagnosis of HD who are in the early stages of the disease and carry SNP3 in association with their cytosine-adenine-guanine (“CAG”) expansion. Additional objectives included assessing pharmacokinetics and exploratory pharmacodynamic and clinical endpoints.

In June 2024, we announced positive clinical data from the Phase 1b/2a SELECT-HD study of WVE-003. Results from the multi-dose portion of the trial, which evaluated three doses of 30mg WVE-003 administered every eight weeks, showed clear translation of target engagement to clinic with statistically significant, potent, durable and allele-selective reductions in cerebrospinal fluid (“CSF”) mHTT of up to 46% and preservation of healthy protein. This cohort also revealed a statistically significant correlation between mHTT reductions and slowing of caudate atrophy, indicating a potential benefit of allele-selective mHTT reductions. Structural brain magnetic resonance imaging (“MRI”) changes such as caudate atrophy are well-characterized measures of disease progression and neurodegeneration in HD. WVE-003 was generally safe and well-tolerated, with mild-to-moderate adverse events (“AEs”) and no Serious AEs.

We have submitted an opt-in package to our partner, Takeda, and initiated engagement with regulators on a clinical development path to accelerated approval. We expect to receive a decision from Takeda on their option right, as well as feedback from regulators by year-end.

Discovery Pipeline

We are advancing new targets across multiple disease areas to expand our pipeline of wholly owned programs. Our compelling preclinical data indicates our oligonucleotides can distribute to various tissues and cells without complex delivery vehicles, enabling us to address a wide variety of diseases, including pulmonary and renal diseases. Within RNA editing, we have demonstrated preclinically that we can edit to correct monogenic diseases by restoring or correcting protein function for the treatment of AATD. Building on our work in AATD, we have demonstrated our ability to address more prevalent diseases by editing RNA to upregulate or increase the stability of the mRNA transcript, thereby increasing endogenous protein production. Utilizing our proprietary “edit-verse,” which is powered by genetic datasets and deep learning models, we have identified several RNA editing targets that leverage easily accessible biomarkers, offer efficient paths to proof-of-concept in humans, and represent meaningful commercial opportunities. We demonstrated preclinical proof-of-concept data on several of these new targets in 2023, achieving at least 2-fold mRNA upregulation in liver and kidney targets and more than 60% mRNA correction in liver and lung targets.

Through our collaboration with GSK, we are leveraging GSK’s novel genetics insights to expand our wholly owned pipeline, with the first being our INHBE program. In addition, we and GSK are actively working on multiple target validation programs for our GSK-partnered programs, for which all of our costs and expenses are prepaid by GSK. In April 2024, GSK selected its first two programs to advance to development candidates following achievement of target validation, triggering an aggregate initiation payment of $12 million from GSK. These programs utilize our next generation GalNAc-siRNA format and are in hepatology.

We expect to select five new clinical candidates by the end of 2025, including WVE-007, our INHBE candidate for obesity.

Recent Developments

On September 24, 2024, we announced positive interim data from the ongoing Phase 2 FORWARD-53 study of WVE-N531, which is an exon skipping oligonucleotide being investigated in boys with Duchenne muscular dystrophy (DMD) who are amenable to exon 53 skipping. The interim analysis was conducted after 24 weeks of 10 mg/kg dosing every two weeks (Q2W), and WVE-N531 demonstrated substantial dystrophin expression and that it was safe and well tolerated.

Eleven boys amenable to exon 53 skipping (age 5-11; 10 ambulatory and 1 non-ambulatory) are enrolled in the ongoing, open-label FORWARD-53 trial. The study is designed to administer 10 mg/kg infusions of WVE-N531 Q2W and muscle biopsies are taken after 24 and 48 weeks of dosing. Results from this interim analysis include:

Safety and Tolerability

•

WVE-N531 was safe and well tolerated. Treatment-related adverse events (four events total in three participants) were mild in intensity. There were no serious adverse events and no study discontinuations due to any causes.

•	There were no oligonucleotide class-related safety events.

Efficacy

•	Dystrophin: Dystrophin results from a pre-specified analysis of ambulatory boys showed:

•

Mean absolute muscle content-adjusted dystrophin expression was 9.0% (range: 4.6-13.9%) and mean absolute unadjusted dystrophin expression was 5.5% of normal (range: 3.3-8.3%), as measured by Western Blot.

•	The dystrophin expression was quantified from two isoforms consistent with those observed in Becker muscular dystrophy patients who display milder disease.

•	89% of ambulatory participants achieved muscle content-adjusted dystrophin levels of at least 5%.

•	Exon skipping: Mean exon skipping was 57% (range: 31-75%) as measured by RT-PCR.

•

Localization: WVE-N531 was detected in myocyte nuclei in all participants and in myogenic stem cells in the majority of participants. Myogenic stem cells are the progenitor cells for new myoblasts, which give rise to new myocytes and ultimately aid in skeletal muscle regeneration.

•

Improvements in muscle health: Participants showed multiple indicators of improvement in muscle health, including an increase in the mean percentage of myocytes with internalized nuclei and an improvement in myofiber size and diameter between the previously completed Part A study and FORWARD-53.

•

Serum biomarkers for muscle health: Creatine kinase (CK) and aspartate aminotransferase (AST) are serum biomarkers that are elevated in the presence of muscle damage. In the interim data, there were significant decreases in CK and AST levels from baseline. The reduction in CK was numerically larger than is typically seen with the introduction of steroids in DMD. Changes in CK and AST were highly correlated (p<0.0001).

•	Muscle concentration: Mean muscle concentration was ~41,000 ng/g (~5,900 nM).

•

Preclinical data for WVE-N531 demonstrate significantly higher drug concentrations in the heart and diaphragm versus skeletal muscle, suggesting the FORWARD-53 data from skeletal muscle biopsies may be underrepresenting activity in heart and diaphragm.

•	Half-life: The muscle tissue half-life of WVE-N531 is estimated to be 61 days. Along with muscle concentration, this supports a monthly dosing regimen for WVE-N531 moving forward.

In the first quarter of 2025, we expect to complete the FORWARD-53 trial and receive feedback from regulators on a pathway to accelerated approval. We are also advancing a broader DMD pipeline of oligonucleotides for skipping other exons, with the goal of providing new and best-in-class treatment options for up to 40% of boys with DMD.

Risks Relating to Our Business

We are a clinical-stage biotechnology company, and our business and ability to execute our business strategy are subject to a number of significant risks of which you should be aware before you decide to buy our ordinary shares or pre-funded warrants. Among these important risks are the following:

•	We are a clinical-stage biotechnology company with a history of losses, and we expect to continue to incur losses for the foreseeable future, and we may never achieve or maintain profitability.

•	We will require substantial additional funding, which may not be available on acceptable terms, or at all.

•	Our management has broad discretion over the use of proceeds received from sales of our securities and our collaborations with third parties and the proceeds may not be used effectively.

•	Our operating history as a clinical-stage biotechnology company may make it difficult for shareholders to evaluate the success of our business to date and to assess our future viability.

•

We, or third parties upon whom we depend, may face risks related to local and global health epidemics, which may delay our ability to complete our ongoing clinical trials, initiate additional clinical trials, delay regulatory activities and have other adverse effects on our business and operations.

•	The approach we are taking to discover and develop RNA medicines is novel and may never lead to marketable products.

•	We may not be able to conduct clinical trials successfully due to various process-related factors that could negatively impact our business plans.

•

If we cannot successfully manufacture our product candidates for our research and development and preclinical activities, or manufacture sufficient amounts of our product candidates to meet our clinical requirements and timelines, our business may be materially harmed.

•	Results of preclinical studies and early clinical trials may not be predictive of results of subsequent clinical trials.

•	If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

•

We may be unable to obtain regulatory approval in the United States or foreign jurisdictions and, as a result, be unable to commercialize our product candidates and our ability to generate revenue will be materially impaired.

•

Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory oversight. If we or our collaborators fail to comply with continuing U.S. and foreign requirements, our approvals, if obtained, could be limited or withdrawn, we could be subject to other penalties, and our business would be seriously harmed.

•

The pharmaceutical industry is intensely competitive. If we are unable to compete effectively with existing drugs, new treatment methods and new technologies, we may be unable to successfully commercialize any drugs that we develop.

•	Risks associated with our operations outside of the United States and developments in international trade by the U.S. and foreign governments could adversely affect our business.

•

We may not be able to execute our business strategy optimally if we are unable to maintain our existing collaborations or enter into new collaborations with partners that can provide sales, marketing and distribution capabilities and funds for the development and commercialization of our product candidates.

•

We rely, and expect to continue to rely, on third parties to conduct some aspects of our compound formulation, research, preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such formulation, research or testing.

•

If any of our product candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own, or enter into agreements with third parties to perform these functions on acceptable terms, we will be unable to commercialize successfully any such future products.

•	If we are unable to attract and retain qualified key management and scientists, staff, consultants and advisors, our ability to implement our business plan may be adversely affected.

•	If we are not able to obtain and enforce market exclusivity for our technologies or product candidates, development and commercialization of our product candidates may be adversely affected.

•

We license patent rights from third-party owners or licensees. If such owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be adversely affected.

•	Other companies or organizations may challenge our or our licensors’ patent rights or may assert patent rights that prevent us from developing and commercializing our products.

•

Intellectual property rights of third parties could adversely affect our ability to commercialize our product candidates, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

•	We are incorporated in Singapore and our shareholders may have more difficulty in protecting their interests than they would as shareholders of a corporation incorporated in the United States.

•

We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States. The public market may not be liquid enough for our shareholders to sell their ordinary shares quickly or at market price, or at all.

•	The market price of our ordinary shares is likely to be highly volatile, and our shareholders may lose some or all of their investment.

•	If you purchase ordinary shares in this offering, you will suffer immediate dilution of your investment.

•

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully. If we are unable to adequately address these and other risks we face, our business, financial condition, operating results and prospects may be adversely affected. For additional information about the risks we face, please see the information contained in or incorporated by reference under “Risk Factors” on page S-16 of this prospectus supplement and page 6 of the accompanying prospectus.

Corporate History and Information

Wave Life Sciences Ltd. was incorporated under the name Wave Life Sciences Pte. Ltd. (Registration No.: 201218209G) under the laws of Singapore on July 23, 2012. On November 16, 2015, we closed our initial public offering. In preparation for our initial public offering, on November 5, 2015, Wave Life Sciences Pte. Ltd. converted from a private limited company to a public limited company known as Wave Life Sciences Ltd., or Wave. Wave has four wholly-owned subsidiaries: Wave Life Sciences USA, Inc. (“Wave USA”), a Delaware corporation (formerly Ontorii, Inc.); Wave Life Sciences Japan, Inc. (“Wave Japan”), a company organized under the laws of Japan (formerly Chiralgen., Ltd.); Wave Life Sciences Ireland Limited (“Wave Ireland”), a company organized under the laws of Ireland; and Wave Life Sciences UK Limited (“Wave UK”), a company organized under the laws of the United Kingdom.

Our registered office is located at 7 Straits View #12-00, Marina One East Tower, Singapore 018936, and our telephone number at that address is +65 6236 3388. Our principal office for Wave USA is located at 733 Concord Avenue, Cambridge, MA 02138, and our telephone number at that address is +1-617-949-2900. Our registered office for Wave Japan is 2438 Miyanoura-cho, Kagoshima-shi, Kagoshima pref. 891-1394, Japan. Our registered office for Wave Ireland is One Spencer Dock, North Wall Quay, Dublin 1, Ireland. Our registered office for Wave UK is 1 Chamberlain Square CS, Birmingham B3 3AX, United Kingdom. Our corporate website address is http://www.wavelifesciences.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained on, or that can be accessed through, our website in deciding whether to purchase our ordinary shares and pre-funded warrants. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to such reports are made available free of charge through the “For Investors & Media—SEC Filings” section of our website as soon as reasonably practicable after they have been filed or furnished with the SEC.

THE OFFERING

Ordinary shares offered by us	ordinary shares

Pre-funded warrants offered by us	We are also offering, in lieu of ordinary shares to certain investors, pre-funded warrants to purchase ordinary shares. The purchase price of each pre-funded warrant equals the price per share at which the ordinary shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable at any time after its original issuance and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of the original issuance date, subject to an ownership limitation. See “Description of Pre-funded Warrants.” This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of such pre-funded warrants.

Ordinary shares to be outstanding after this offering	ordinary shares (or ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full)

Series A preferred shares outstanding before and after this offering	3,901,348 shares

Total ordinary shares and Series A preferred shares to be outstanding after this offering	shares (or ordinary shares and Series A preferred shares if the underwriters exercise their option to purchase additional ordinary shares in full)

Option to purchase additional ordinary shares	We have granted the underwriters an option to purchase up to an additional ordinary shares at the offering price from us within 30 days of the date of this prospectus supplement.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional ordinary shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, working capital, capital expenditures and general and administrative expenses.

Risk factors	An investment in our ordinary shares and pre-funded warrants involves a high degree of risk. See “Risk Factors” on page S-16 and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq Global Market symbol	“WVE”

The number of ordinary shares to be outstanding after this offering is based on an aggregate of 122,479,289 ordinary shares outstanding as of June 30, 2024, and excludes:

•	3,901,348 ordinary shares issuable upon the conversion of our Series A preferred shares outstanding as of June 30, 2024;

•	7,093,656 ordinary shares issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2024;

•	2,453,490 ordinary shares issued and sold after June 30, 2024 pursuant to our open market sales agreement with Jefferies LLC;

•

20,574,934 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2024, at a weighted average exercise price of $5.75 per share, of which 8,163,928 ordinary shares were exercisable as of such date;

•	660,750 restricted share units (“RSUs”) outstanding as of June 30, 2024;

•	1,866,279 ordinary shares reserved for future issuance under the 2021 Equity Incentive Plan (the “2021 Plan”) as of June 30, 2024; and

•	2,388,958 ordinary shares reserved for future issuance under our 2019 Employee Share Purchase Plan (“ESPP”) as of June 30, 2024.

During the period from June 30, 2024 through September 15, 2024, we granted options to purchase an aggregate of 402,900 ordinary shares and issued 201,450 RSUs. Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and pre-funded warrants, vesting of outstanding RSUs, or other issuance of shares under the 2021 Plan or ESPP, or conversion of Series A preferred shares, each as described above.

As of September 15, 2024 our issued ordinary share capital comprises 125,215,882 ordinary shares.

RISK FACTORS

You should consider carefully the risks described below and discussed in the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our ordinary shares and pre-funded warrants. If any of the following events actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

If you purchase ordinary shares in this offering, you will suffer immediate dilution of your investment.

The public offering price of our ordinary shares is substantially higher than the net tangible book value per share of our ordinary shares. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after giving effect to this offering. If you purchase ordinary shares in this offering, you will incur an immediate and substantial dilution in net tangible book value of $    per share. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.” In addition, in the past, we have issued options to acquire ordinary shares at prices significantly below the offering price, have issued pre-funded warrants with an exercise price of $0.0001 per share, have granted restricted share units, and have issued shares under our ESPP at a discount to market prices. To the extent these outstanding options or pre-funded warrants are ultimately exercised, these restricted share units vest or we otherwise issue shares under the 2021 Plan or ESPP, you will incur additional dilution. Furthermore, if the pre-funded warrants offered hereby, are exercised, you will experience further dilution. For more information, see “Dilution.”

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Wave.

Because we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our ordinary shares. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our ordinary shares will provide a return to shareholders.

Sales of a significant number of our ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a substantial number of our ordinary shares in the public markets could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any ordinary shares or securities convertible into or exchangeable for shares of ordinary shares during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. J.P. Morgan Securities LLC and Leerink Partners LLC may, in their discretion, release the restrictions on any such shares at any time without notice. In addition, certain of our shareholders have the right to require us to register the sales of their shares under the Securities Act of 1933, as amended (the “Securities Act”) under agreements between us and such shareholders, and we have an effective registration statement on Form S-3 that has registered the resale of shares held by certain of our shareholders. We cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant is exercisable for $0.0001 per ordinary share underlying such warrant which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

Holders of pre-funded warrants purchased in this offering will have no rights as ordinary shareholders until such holders exercise their pre-funded warrants and acquire our ordinary shares.

Until holders of pre-funded warrants acquire our ordinary shares upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the ordinary shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our ordinary shares may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 19.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 19.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for our ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•	our ability to fund our future operations;

•	our financial position, revenues, costs, expenses, uses of cash and capital requirements;

•	our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;

•

the success, progress, number, scope, cost, duration, timing or results of our research and development activities, preclinical studies and clinical trials, including the timing for initiation or completion of or availability of results from any preclinical studies and clinical trials or for submission, review or approval of any regulatory filing;

•	the timing of, and our ability to, obtain and maintain regulatory approvals for any of our product candidates;

•	the potential benefits that may be derived from any of our product candidates;

•	our strategies, prospects, plans, goals, expectations, forecasts or objectives;

•	the success of our collaborations with third parties;

•	any payment that our collaboration partners may make to us;

•	our ability to identify and develop new product candidates;

•	our intellectual property position;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our use of proceeds from this offering;

•	our estimates regarding future expenses and needs for additional financing;

•	our ability to develop sales and marketing capabilities;

•	our ability to identify, recruit and retain key personnel;

•	our financial performance;

•	developments and projections relating to our competitors in the industry;

•	our liquidity and working capital requirements;

•	the expected impact of new accounting standards;

•

and our expectations regarding the impact of any local and global health epidemics on our business, including our research and development activities, preclinical studies and clinical trials, supply of drug product, and workforce; and

•	our intended use of proceeds for this offering.

You should refer to the section titled “Risk Factors” of this prospectus supplement and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus supplement, the accompanying prospectus, the documents that we have incorporated by reference herein and therein and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive in this offering will be approximately $   million, or approximately $   million if the underwriters exercise their option to purchase additional ordinary shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, working capital, capital expenditures and general and administrative expenses.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research, preclinical and clinical development programs, whether we are able to enter into future collaborations, and any unforeseen delays or cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue these planned trials and activities or other development activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest- bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any dividends on our ordinary shares. We currently anticipate that we will retain any future earnings for the operation and expansion of our business. Accordingly, we do not currently anticipate declaring or paying any cash dividends on our ordinary shares for the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions (including in the agreements governing our credit facilities), capital requirements, business prospects and other factors our board of directors may deem relevant. We may, by ordinary resolution, declare dividends, but (without prejudice to the powers of the Company to pay interest on share capital as provided in our constitution) no dividend is payable (i) except out of the profits of the Company or (ii) in excess of the amount recommended by our directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale by us of   ordinary shares in this offering at the public offering price of $     per share and pre-funded warrants to purchase up to     of our ordinary shares at the public offering price of $     per pre-funded warrant (which equals the public offering price per ordinary share less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding ordinary shares issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read together with our consolidated financial statements and related notes and the other financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	AS OF JUNE 30, 2024
	ACTUAL	AS ADJUSTED
	(In thousands except share data)
Cash and cash equivalents	$153,958	$

Series A preferred shares, no par value, 3,901,348 shares issued and outstanding actual and as adjusted	$7,874		$7,874

Shareholders’ equity:
Ordinary shares, no par value, 122,479,289 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	950,530
Additional paid-in capital	135,603		135,603
Accumulated other comprehensive loss	(279)		(279)
Accumulated deficit	(1,089,331)		(1,089,331)

Total shareholders’ equity (deficit)	(3,477)

Total capitalization	$4,397	$

The number of ordinary shares to be outstanding after this offering is based on an aggregate of 122,479,289 ordinary shares outstanding as of June 30, 2024, and excludes:

•	3,901,348 ordinary shares issuable upon the conversion of our Series A preferred shares outstanding as of June 30, 2024;

•	7,093,656 ordinary shares issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2024;

•	2,453,490 ordinary shares issued and sold after June 30, 2024 pursuant to our open market sales agreement with Jefferies LLC;

•

20,574,934 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2024, at a weighted average exercise price of $5.75 per share, of which 8,163,928 ordinary shares were exercisable as of such date;

•	660,750 RSUs outstanding as of June 30, 2024;

•	1,866,279 ordinary shares reserved for future issuance under the 2021 Plan as of June 30, 2024; and

•	2,388,958 ordinary shares reserved for future issuance under the ESPP as of June 30, 2024.

DILUTION

If you invest in our ordinary shares, your ownership interest will be diluted immediately to the extent of the difference between the offering price per ordinary share and the as adjusted net tangible book value per ordinary share after this offering.

As of June 30, 2024, our historical net tangible book value was $5.1 million, or $0.04 per ordinary share. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities and Series A preferred shares, divided by the number of outstanding ordinary shares.

After giving effect to the sale of   ordinary shares in this offering at the public offering price of $    per share and pre-funded warrants to purchase up to     of our ordinary shares at the public offering price of $    per pre-funded warrant (which equals the public offering price per ordinary share less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding ordinary shares issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2024 would have been $ million or $ per share. This amount represents an immediate increase in net tangible book value of $ per share to our existing shareholders and an immediate dilution in net tangible book value of $ per share to new investors purchasing our ordinary shares and pre-funded warrants in this offering. We determine dilution by subtracting the net tangible book value per share after the offering from the amount of cash that a new investor paid for an ordinary share.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price per share		$
Historical net tangible book value per share as of June 30, 2024	$0.04
Increase in net tangible book value per share attributable to new investors
As adjusted net tangible book value per share after the offering

Dilution in as adjusted net tangible book value per share to new investors		$

If the underwriters exercise in full their option to purchase an additional ordinary shares at the public offering price of $   per share, the as adjusted net tangible book value per share after giving effect to this offering would be $   per share, representing an immediate increase to existing shareholders of $ per share, and immediate dilution in net tangible book value of $    per share to investors participating in this offering.

If holders of pre-funded warrants exercise the pre-funded warrants, the as adjusted net tangible book value per share of our ordinary shares after giving effect to this offering would be $     per share, and the dilution in net tangible book value per share to investors purchasing ordinary shares in this offering would be $     per share.

The table and discussion above does not include:

•	3,901,348 ordinary shares issuable upon the conversion of our Series A preferred shares outstanding as of June 30, 2024;

•	7,093,656 ordinary shares issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2024;

•	2,453,490 ordinary shares issued and sold after June 30, 2024 pursuant to our open market sales agreement with Jefferies LLC;

•

20,574,934 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2024, at a weighted average exercise price of $5.75 per share, of which 8,163,928 ordinary shares were exercisable as of such date;

•	660,750 RSUs outstanding as of June 30, 2024;

•	1,866,279 ordinary shares reserved for future issuance under the 2021 Plan as of June 30, 2024; and

•	2,388,958 ordinary shares reserved for future issuance under the ESPP as of June 30, 2024.

To the extent that outstanding options or pre-funded warrants are exercised, outstanding RSUs vest, or shares are otherwise issued under the 2021 Plan or ESPP or upon conversion of Series A preferred shares, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term and Exercisability

The pre-funded warrants are exercisable at any time after their original issuance and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of the original issuance date. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of ordinary shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the pre-funded warrant. No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant.

Exercise Limitations

Under the pre-funded warrants, unless and until the Shareholder Approval (as defined below) is obtained, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of our ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 19.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 19.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Upon the written request of the holder delivered to us and subsequent to December 31, 2024, we shall use commercially reasonable efforts to obtain shareholder approval (the “Shareholder Approval”), at our next regularly scheduled annual general meeting of shareholders, for the issuance of the pre-funded warrant shares upon the exercise of all or any portion of the pre-funded warrants such that such issuance of pre-funded warrant shares will comply with the Listing Rules of the Nasdaq Stock Market, including, without limitation, Listing Rule 5635, and with applicable Singapore law. In the event that the holder requests the Shareholder Approval, we use commercially reasonable efforts to obtain Shareholder Approval at our next regularly scheduled annual general meeting, and Shareholder Approval is not obtained at such meeting for any reason, then the holder may again request Shareholder Approval each year pursuant to and subject to the terms of the pre-funded warrants, at each of our subsequent regularly scheduled annual general meetings that occur prior to the termination date of the pre-funded warrants. We shall not be obligated to seek the Shareholder Approval at any shareholder meeting other than our regularly scheduled annual shareholder meeting and such written request of the holder must be received by us at least 90 days in advance of such annual meeting.

Exercise Price

The exercise price per whole share of our ordinary shares purchasable upon the exercise of the pre-funded warrants is $0.0001 per ordinary share. The exercise price of the pre-funded warrants and the number of our ordinary shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of our ordinary shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our ordinary shares for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if a holder of our ordinary shares, subject to not exceeding the ownership limitations described above under “—Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

CERTAIN MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

This discussion sets forth a summary of material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership and disposition of the ordinary shares or pre-funded warrants. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, final, temporary and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. We cannot assure you that a change in law will not alter significantly the tax considerations described in this summary. We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of our ordinary shares or pre-funded warrants that differ from those discussed below.

This discussion addresses only material U.S. federal income tax considerations to U.S. Holders that acquire their ordinary shares or pre-funded warrants in this offering and that hold those ordinary shares or pre-funded warrants as capital assets (generally, property held for investment) and does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the ordinary shares or pre-funded warrants. In addition, this discussion does not address the U.S. federal income tax consequences to any special class of U.S. Holders, including without limitation, holders of (directly, indirectly or constructively and including any future acquisitions of ordinary shares or pre-funded warrants) 10% or more of the total voting power or value of our ordinary shares (except as discussed below), dealers in securities or currencies, banks, tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, life insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, persons that are not U.S. Holders (as defined below), persons who acquired our ordinary shares or pre-funded warrants pursuant to the exercise of an employee share option or otherwise as compensation, S corporations, partnerships or other entities classified as pass-through entities for U.S. federal income tax purposes (and investors therein) and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax, or U.S. federal gift, estate or generation-skipping transfer tax, or any state, local or foreign tax laws on a holder of ordinary shares or pre-funded warrants.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares or pre-funded warrants that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that was in existence on August 20, 1996, and validly elected under applicable U.S. Treasury Regulations to continue to be treated as a domestic trust.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our ordinary shares or pre-funded warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold our ordinary shares or pre-funded warrants and partners in such partnerships should consult their own tax advisors regarding the particular U.S. federal, state, local and foreign tax consequences of owning and disposing of ordinary shares or pre-funded warrants.

If you are considering the purchase of our ordinary shares or pre-funded warrants, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our ordinary shares or pre-funded warrants, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any applicable state, local, non-U.S. or other taxing jurisdiction and any applicable tax treaty in light of your particular circumstances.

Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as an ordinary share for U.S. federal income tax purposes and a U.S. Holder of a pre-funded warrant should generally be taxed in the same manner as a U.S. Holder of such an ordinary share, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the ordinary share received. Similarly, the tax basis of the pre-funded warrant should carry over to the share received upon exercise, increased by the exercise price per share. If a pre-funded warrant expires without being exercised, the U.S. Holder thereof should recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the pre-funded warrant is longer than one year. The deductibility of capital losses is subject to limitations. In addition, a U.S. Holder may, in its discretion, elect to undertake a cashless exercise of the pre-funded warrants into ordinary shares. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into ordinary shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a pre-funded warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants.

However, characterizing pre-funded warrants as ordinary shares for U.S. federal income tax purposes is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire our ordinary shares.

In that case, the amount and character of a U.S. Holder’s gain with respect to an investment in pre-funded warrants could change, and a U.S. Holder may not be entitled to timely make the “qualified electing fund” election described below with respect to pre-funded warrants to mitigate PFIC consequences in the event that we are classified as a PFIC. Based on the foregoing, the amount and character of a U.S. Holder’s gain with respect to an investment in our pre-funded warrants could be materially different than the discussion set forth below.

In addition, the market-to-market election will likely not be available with respect to the pre-funded warrants in the event that we are classified as a PFIC because the pre-funded warrants are not treated as “marketable stock” as they are not expected to be “regularly traded” (as such terms are defined below). Similarly, assuming we are not treated as a “qualified foreign corporation” (within the meaning of applicable U.S. Treasury Regulations and other IRS guidance), dividends received with respect to pre-funded warrants will likely not qualify for the lower rates of tax applicable to “qualified dividend income” (as described below) because the pre-funded warrants are not “readily tradable” on an established securities market in the United States (within the meaning of applicable U.S. Treasury Regulations).

Accordingly, each U.S. Holder should consult his, her or its tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). Except where specifically noted, the remainder of this discussion assumes a pre-funded warrant is treated as an ordinary share for U.S. federal income tax purposes.

Dividends and Other Distributions

As described in the section titled “Dividend Policy,” we do not currently anticipate declaring or paying dividends to holders of our ordinary shares or pre-funded warrants for the foreseeable future. However, subject to the discussion below of the passive foreign investment company (“PFIC”) rules, if we do make distributions of cash or other property in respect of our ordinary shares or pre-funded warrants, other than certain pro rata distributions of ordinary shares, the U.S. dollar amount of the gross amount of any such distribution will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income will be includable in your gross income on the day actually or constructively received by you. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. To the extent the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of your tax basis in your ordinary shares or pre-funded warrants, and then, to the extent such excess amount exceeds your tax basis in your ordinary shares or pre-funded warrants, as capital gain. We, however, may not calculate earnings and profits in accordance with U.S. federal income tax principles. In that case, we intend to treat the full amount of any distribution by us to U.S. Holders as a dividend for U.S. federal income tax purposes.

A U.S. Holder may be entitled, subject to certain limitations, to a credit against its U.S. federal income tax liability, or to a deduction, if elected, in computing its U.S. federal taxable income, for nonrefundable non-U.S. income taxes withheld from dividends.

The amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders. However, if we are treated as a “United States-owned foreign corporation,” a portion of dividends paid by us may be treated as U.S. source for purposes of determining the foreign tax credit limitation. We will be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of all classes of our shares is owned, directly, indirectly or by attribution, by 10% U.S. Shareholders (as defined below). We do not believe that we are currently treated as a United States-owned foreign corporation, but there is no assurance that we will not be treated as such as a result of this offering or otherwise in the future. U.S. Treasury Regulations that were issued in 2022 also require non-U.S. income tax laws to meet certain requirements in order for taxes imposed under such laws to be eligible for credit. We have not determined whether these requirements have been met with respect to any such non-U.S. withholding taxes. A recent notice from the IRS indicates, however, that the U.S. Department of the Treasury (“Treasury”) and the IRS are considering proposing amendments to such U.S. Treasury Regulations and allows, subject to certain conditions, taxpayers to defer the application of many aspects of such U.S. Treasury Regulations for taxable years ending before the date that notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). For purposes of the foreign tax credit limitation, dividends paid by us generally will constitute “passive category income.” The rules relating to the foreign tax credit or deduction, if elected, are complex and U.S. Holders should consult their tax advisors concerning their availability in their particular circumstances.

U.S. Holders of our ordinary shares or pre-funded warrants that are corporations generally will not be entitled to claim a “dividends received deduction” with respect to dividends paid on the ordinary shares or pre-funded warrants.

Dividends received by a non-corporate U.S. Holder with respect to our ordinary shares, including an individual, may qualify for the lower rates of tax applicable to “qualified dividend income,” provided that (i) we are not a PFIC for our taxable year in which the dividend is paid or in the preceding taxable year, (ii) certain holding period and other requirements are met and (iii) our ordinary shares are readily tradable on an established securities market in the United States. As discussed above, assuming we are not treated as a “qualified foreign corporation” (within the meaning of applicable U.S. Treasury Regulations and other IRS guidance), dividends received by U.S. Holders with respect to pre-funded warrants will likely not qualify for the lower rates of tax applicable to “qualified dividend income.” You should consult your own tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the ordinary shares or pre-funded warrants, as well as the effect of any change in applicable law.

Constructive Distributions on Pre-Funded Warrants

A U.S. Holder of pre-funded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of ordinary shares issuable upon exercise of such pre-funded warrants. In addition, in certain circumstances, the pre-funded warrants are not entitled to any distributions until such pre-funded warrant is exercised. Upon the exercise of such pre-funded warrant, a U.S. Holder shall be entitled to receive distributions declared on our ordinary shares prior to the exercise of such pre-funded warrant. It is possible that such entitlement to distributions may cause the declaration of a distribution on our ordinary shares to be currently taxable to U.S. Holders of pre-funded warrants.

U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to pre-funded warrants.

Disposition of the Ordinary Shares or Pre-Funded Warrants

You will recognize gain or loss on a sale, exchange or other taxable disposition of our ordinary shares or pre-funded warrants in an amount equal to the difference between the amount realized (in U.S. dollars) on the sale, exchange or taxable disposition and your tax basis (in U.S. dollars) in the ordinary shares or pre-funded warrants. Subject to the PFIC rules discussed below, such gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual, that has held the ordinary shares or pre-funded warrants for more than one year, you may be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.

Any gain or loss that you recognize on a disposition of our ordinary shares or pre-funded warrants generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes. You should consult your own tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in your particular circumstances.

Passive Foreign Investment Company

Based on the current and anticipated value of our assets and the current and expected composition of our income and assets, we do not believe we were a PFIC for U.S. federal income tax purposes for our most recent taxable year ending December 31, 2023 nor expect to be treated as a PFIC for U.S. federal income tax purposes for our current taxable year ending December 31, 2024; however, there can be no assurance that we will not be considered a PFIC for any taxable year. The determination of PFIC status is based on an annual determination that cannot be made until the close of a taxable year, involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn, and is subject to uncertainty in several respects. Moreover, our ability to earn specific types of income that we currently treat as non-passive for purposes of the PFIC rules is uncertain with respect to future years.

Accordingly, we cannot assure you that we will not be treated as a PFIC for our current taxable year ending December 31, 2024, or for any future taxable year or that the IRS will not take a contrary position. Mintz, Levin,

Cohn, Ferris, Glovsky and Popeo, P.C., our U.S. tax counsel, therefore expresses no opinion with respect to our PFIC status for any taxable year or our expectations relating to such status set forth in this discussion.

A non-U.S. corporation will be treated as a PFIC for U.S. federal income tax purposes for any taxable year if, applying applicable look-through rules with respect to certain subsidiary entities (as discussed in more detail below), either:

•	at least 75% of its gross income for such year is passive income; or

•	at least 50% of the value of its assets (determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.

For these purposes, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% by value of the stock or shares. Subject to various exceptions, passive income generally includes dividends, interest, capital gains, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person).

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. Because PFIC status must be determined annually based on tests which are factual in nature, our PFIC status in future years will depend on our income, assets and activities in those years. Furthermore, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization and the value of our goodwill, a decline in the value of our shares could affect the determination of whether we are a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year during which you hold ordinary shares or pre-funded warrants, we generally will continue to be treated as a PFIC for all succeeding years during which you hold the ordinary shares or pre-funded warrants. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares or pre-funded warrants, as applicable.

If we are or become a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the preferential tax rates discussed above with respect to dividends paid to non-corporate U.S. Holders would not apply. In addition, if we are a PFIC for any taxable year during which you hold ordinary shares or pre-funded warrants, in the absence of a “qualifying electing fund” election (which, as noted below, may not be available to you), you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including, under certain circumstances, a pledge) of the ordinary shares or pre-funded warrants, unless you make a “mark-to-market” election as discussed below. Distributions (including constructive distributions with respect to pre-funded warrants) you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares or pre-funded warrants will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares or pre-funded warrants,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for individuals or corporations, as appropriate, for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares or pre-funded warrants cannot be treated as capital, even if you hold the ordinary shares or pre-funded warrants as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you will be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in the proportion that the value of the ordinary shares you own bears to the value of all of our ordinary shares, and you may be subject to the rules described in the preceding paragraphs with respect to the shares of such lower-tier PFICs you are deemed to own. You should consult your own tax advisor regarding the application of the PFIC rules to any of our subsidiaries including as a result of the changes included as part of the Tax Cuts and Jobs Act (the “Tax Act”).

In certain circumstances, a U.S. Holder of shares in a PFIC may avoid the adverse tax consequences described above by making a “qualified electing fund” election to include in income its pro rata share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to your ordinary shares or pre-funded warrants only if we agree to furnish you annually with a PFIC annual information statement as specified in the applicable U.S. Treasury Regulations. As discussed above, a timely qualified electing fund election may not be available with respect to the pre-funded warrants.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock to elect out of the tax treatment discussed above. If you make a valid mark-to-market election for the ordinary shares you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make such an election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the preferential tax rate discussed above under the heading “—Dividends and Other Distributions” would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter “regularly traded” on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. The Nasdaq Global Market is a qualified exchange. We anticipate that our ordinary shares will continue to be regularly traded on the Nasdaq Global Market, and therefore, in 2024 and any subsequent year in which our ordinary shares continue to be regularly traded, the mark-to-market election would be available to a U.S. Holder of our ordinary shares if we are or become a PFIC. As discussed above, the “market-to-market” election will likely not be available with respect to the pre-funded warrants. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments.

U.S. Holders should consult their tax advisors regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

If you hold ordinary shares or pre-funded warrants in any year in which we are a PFIC, you will also be subject to annual information reporting requirements.

The PFIC rules are complex, and you should consult your own tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares or pre-funded warrants and the availability, application and consequences of the elections discussed above.

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our ordinary shares or pre-funded warrants (if any) or on the sale or other disposition of our ordinary shares or pre-funded warrants.

Controlled Foreign Corporation

The changes included in the Tax Act can impact the tax treatment of a U.S. person treated as a 10% U.S. Shareholder (as defined below). The Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the controlled foreign corporation (“CFC”) rules. As a result, our U.S. subsidiary will be deemed to own all of the stock of our non-U.S. subsidiaries held by the Company for CFC purposes. To the extent one of our non-U.S. subsidiaries is treated as a CFC for any taxable year, each U.S. person treated as a 10% U.S. Shareholder (as defined below) with respect to such CFC that held our ordinary shares or pre-funded warrants directly or indirectly through one or more non-U.S. entities (including the Company) as of the last day of such taxable year that the subsidiary was a CFC generally would be required to include in gross income as ordinary income its pro rata share of certain investment income of the CFC (with certain adjustments), regardless of whether that income was actually distributed to such U.S. person. A “10% U.S. Shareholder” of a non-U.S. corporation includes any U.S. person that owns (or is treated as owning) stock of the non-U.S. corporation possessing 10% or more of the total voting power or total value of such non-U.S. corporation’s stock. To the extent that a non-U.S. subsidiary is treated as a CFC and as a PFIC for any taxable year, such non-U.S. subsidiary will be treated as a CFC and not as a PFIC with respect to any 10% U.S. Shareholder. Failure to comply with these reporting and tax paying obligations may subject a 10% U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist investors in determining whether any investor is treated as a 10% U.S. Shareholder with respect to any such CFC or furnish to any 10% U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE WHETHER YOUR OWNERSHIP OF THE ORDINARY SHARES OR PRE-FUNDED WARRANTS WILL CAUSE YOU TO BECOME A 10% U.S. SHAREHOLDER AND THE IMPACT OF SUCH A CLASSIFICATION.

Information Reporting and Backup Withholding

Unless an exception applies, information reporting to the IRS generally will be required with respect to payments on the ordinary shares or pre-funded warrants (including constructive distributions with respect to pre-funded warrants) and proceeds of the sale of the ordinary shares or pre-funded warrants paid to U.S. Holders, other than corporations and other exempt recipients. Backup withholding, currently at the rate of 24%, may apply to those payments if such a holder fails to provide a taxpayer identification number to the paying agent and to certify that no loss of exemption from backup withholding has occurred. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

In addition, certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the ordinary shares or pre-funded warrants), or who have a beneficial interest in or signatory authority over certain foreign financial accounts, are required to report information relating to such assets or accounts, subject to certain exceptions.

You should consult your own tax advisor regarding the application of the information reporting and backup withholding requirements to your particular situation.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are required to pay up to an additional 3.8% tax on, among other things, interest, dividends and gains from the sale or other disposition of capital assets. Special rules apply and certain elections are available for certain U.S. Holders that are subject to the 3.8% tax on net investment income and hold shares in a PFIC. Each U.S. Holder that is an individual, estate or trust should consult its own tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of ordinary shares or pre-funded warrants.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders may be required to report information relating to an interest in our ordinary shares or pre-funded warrants, subject to certain exceptions (including an exception for ordinary shares or pre-funded warrants held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the ordinary shares or pre-funded warrants.

Transfer Reporting Requirements

A U.S. Holder (including a U.S. tax-exempt entity) that acquires equity of a non-U.S. corporation may be required to file a Form 926 or a similar form with the IRS under certain circumstances. Penalties may be imposed upon a U.S. Holder that fails to comply with the reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of this requirement to the acquisition or disposition of the ordinary shares or pre-funded warrants.

Disclosure of Reportable Transactions

If a U.S. Holder sells or disposes of the ordinary shares or pre-funded warrants at a loss or otherwise incurs certain losses that meet certain thresholds, such U.S. Holder may be required to file a disclosure statement with the IRS. Failure to comply with these and other reporting requirements could result in the imposition of significant penalties.

POTENTIAL PURCHASERS OF OUR ORDINARY SHARES OR PRE-FUNDED WARRANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION- SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

Material Singapore Tax Considerations

The following discussion is a summary of material Singapore income tax, stamp duty and estate duty considerations relevant to the purchase, ownership and disposition of our ordinary shares by an investor who is not tax resident or domiciled in Singapore and who does not carry on business or otherwise have a presence in Singapore. The statements made herein regarding taxation are based on certain aspects of the tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date hereof and are subject to any changes in such laws or administrative guidelines, or in the interpretation of those laws or guidelines, occurring after such date, which changes could be made on a retroactive basis. The statements made herein do not describe all of the tax considerations that may be relevant to all our shareholders, some of which (such as dealers in securities) may be subject to different rules. The statements are not intended to be and do not constitute legal or tax advice and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretation adopted therein. Each prospective investor should consult an independent tax advisor regarding all Singapore income and other tax consequences applicable to them from owning or disposing of our ordinary shares in light of the investor’s particular circumstances.

Income Taxation Under Singapore Law

Dividend Distributions with Respect to Ordinary Shares

On the basis that a company is not tax resident in Singapore for Singapore tax purposes, dividends paid by the company should generally be considered as sourced outside Singapore (unless our ordinary shares are held as part of a trade or business carried on in Singapore in which event the holders of such shares may be taxed on the dividends as they are derived).

Foreign-sourced dividends received or deemed received in Singapore by an individual not resident in Singapore would be exempt from Singapore income tax. This exemption will also apply in the case of a Singapore tax resident individual who receives such foreign-sourced income in Singapore (except where such income is received through a partnership in Singapore).

Foreign-sourced dividends received or deemed received by corporate investors in Singapore will be liable for Singapore tax. However, if the conditions for the exemption of specified foreign-sourced income are met, foreign-sourced dividends received by corporate investors resident in Singapore would be exempt from Singapore tax.

Foreign-sourced dividends received or deemed received in Singapore on or after June 1, 2003 by a Singapore resident corporate taxpayer is exempt from tax, provided certain prescribed conditions are met, including the following:

(a)	such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received;

(b)

at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(c)	the Comptroller of Income Tax is satisfied that the tax exemption would be beneficial to the person resident in Singapore.

In the case of dividends paid by a company resident in a territory from which the dividends are received, the “subject to tax condition” in (a) above is considered met where tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received. Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore (“IRAS”) with respect to the above conditions.

Capital Gains upon Disposition of Ordinary Shares

Under current Singapore tax law, there is no tax on capital gains. As such, any profits from the disposal of our ordinary shares would not ordinarily be taxable in Singapore. However, there are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. If the gains from the disposal of ordinary shares are construed to be of an income nature (which could be the case if, for instance, the gains arise from activities which the IRAS regards as carrying on a trade or business in Singapore), the disposal profits would be taxable as income rather than capital gains. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the Singapore income tax and other tax consequences that will apply to their individual circumstances.

Subject to certain conditions being satisfied, gains derived by a company from the disposal of our ordinary shares between the period of June 1, 2012 and December 31, 2027 (inclusive of both dates) will not be subject to Singapore income tax, if the divesting company holds a minimum shareholding of 20% of our ordinary shares and these shares have been held for a continuous minimum period of 24 months. For disposals during the period from June 1, 2012 and May 31, 2022 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading or holding immovable properties in Singapore (excluding property development). For disposals during the period from June 1, 2022 and December 31, 2027 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading, holding or developing immovable properties in Singapore or abroad.

In addition, shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 (“FRS 39”), Financial Reporting Standard 109 (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 (Financial Instruments) (“SFRS(I) 9”) (as the case may be), for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our ordinary shares is made. Singapore corporate shareholders who may be subject to such tax treatment should consult their own accounting and tax advisors regarding the Singapore income tax consequences of their acquisition, holding and disposal of our ordinary shares.

Stamp Duty

There is no Singapore stamp duty payable in respect of the issuance or holding of our ordinary shares. Singapore stamp duty will be payable if there is an instrument of transfer of our ordinary shares executed in Singapore or if there is an instrument of transfer executed outside of Singapore which is received in Singapore. Under Singapore law, stamp duty is not applicable to electronic transfers of our shares effected on a book entry basis outside Singapore. We therefore expect that no Singapore stamp duty will be payable in respect of ordinary shares purchased by U.S. holders in this offering assuming that they are acquired solely in book entry form through the facility outside Singapore established by our transfer agent and registrar outside Singapore.

Where shares evidenced in certificated form are transferred and an instrument of transfer is executed (whether physically or in the form of an electronic instrument) in Singapore or outside Singapore and which is received in Singapore, Singapore stamp duty is payable on the instrument of transfer for the sale of our ordinary shares at the rate of 0.2% of the consideration for, or market value of, the transferred shares, whichever is higher. The Singapore stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore and is received in Singapore, Singapore stamp duty must be paid within 30 days of receipt of the instrument of transfer in Singapore. Electronic instruments that are executed outside Singapore are treated as received in Singapore in any of the following scenarios: (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore. Where the instrument of transfer is executed in Singapore, Singapore stamp duty must be paid within 14 days of the execution of the instrument of transfer.

Goods and Services Tax

The issue or transfer of ownership of our ordinary shares would be exempt from Singapore goods and services tax, or GST. Hence, no GST would be incurred on the subscription or subsequent transfer of our ordinary shares.

The sale of our ordinary shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the

GST-registered investor in making the exempt supply is generally not recoverable from the Singapore Comptroller of GST.

Where our ordinary shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at 0%. Subject to the normal rules for input tax claims, any input GST incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business carried out by such investor may be fully recoverable from the Singapore Comptroller of GST.

Each prospective investor should consult an independent tax advisor on the recoverability of input GST incurred on expenses in connection with the purchase and sale of our ordinary shares if applicable.

Services consisting of arranging, brokering, underwriting or advising on the issue, allotment or transfer of ownership of our ordinary shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our ordinary shares will be subject to GST at the current standard rate of 9%. Similar services rendered by a GST-registered person contractually to and for the direct benefit of an investor belonging outside Singapore should generally, subject to the satisfaction of certain conditions, be subject to GST at 0%.

With the implementation of reverse charge from January 1, 2020, the “directly benefit” condition for zero-rating (i.e. GST at 0%) will be amended to allow the zero-rating of a supply of services to the extent that the services directly benefit a person belonging outside Singapore or a GST-registered person in Singapore. Under the reverse charge regime, a GST-registered partially exempt business that is not entitled to full input tax claims will be required to account for GST on all services that it procures from overseas suppliers (except for certain services which are specifically exempt from reverse charge) and the import of low-value goods. A non GST-registered person whose total value of imported services and low-value goods for a 12-month period exceeds S$1 million and is not entitled to full input tax claims even if such person was GST-registered may become liable for GST registration and be required to account for GST both on its taxable supplies and imported services and low-value goods subject to reverse charge.

Estate Duty

Singapore estate duty has been abolished with effect from February 15, 2008 in relation to the estate of any person whose death has occurred on or after February 15, 2008.

Tax Treaties Regarding Withholding Taxes

There is currently no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

UNDERWRITING

We are offering the ordinary shares and pre-funded warrants described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Leerink Partners LLC (the “Representatives”) are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ordinary shares and pre-funded warrants listed next to its name in the following table:

Name	Number of Shares	Number of Pre-Funded Warrants
J.P. Morgan Securities LLC
Leerink Partners LLC
Truist Securities, Inc.
Mizuho Securities USA LLC
Total

The underwriters are committed to purchase all the ordinary shares and pre-funded warrants offered by us if they purchase any ordinary shares or pre-funded warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the ordinary shares and pre-funded warrants directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per ordinary share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $     per ordinary share from the initial public offering price. After the initial offering of the ordinary shares to the public, if all of the ordinary shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any ordinary shares or pre-funded warrants made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to      additional ordinary shares from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per ordinary share or pre-funded warrant less the amount paid by the underwriters to us per ordinary share or pre-funded warrant. The underwriting fee is $     per ordinary share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Ordinary Share	Per Pre- Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of this offering, including printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $     .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

For 60 days after the date of this prospectus supplement (the “Lock-up Period”), without first obtaining the written consent of the Representatives, we have agreed that we will not (i) sell, offer to sell, contract to sell or lend any ordinary shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any ordinary shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any ordinary shares or Related Securities; (iv) in any other way transfer or dispose of any ordinary shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any ordinary shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any ordinary shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any ordinary shares or Related Securities (other than as contemplated by this prospectus supplement); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that we may (A) effect the transactions contemplated herein, (B) issue ordinary shares, options or other rights to receive or purchase or, or issue ordinary shares upon exercise of options or vesting of restricted share units or performance share units, pursuant to any share or stock option, share or stock bonus or other share or stock plan or arrangement incorporated by reference into this prospectus supplement provided that any directors or officers who are recipients thereof have provided to the Representatives a signed lock-up agreement, (C) file a registration statement on Form S-8 to register ordinary shares issuable pursuant to the terms of a stock option, stock bonus or other stock plan or arrangement incorporated by reference into this prospectus supplement or any amendment to any such plan or arrangement and (D) issue ordinary shares or Related Securities, or enter into an agreement to issue ordinary shares or Related Securities, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of ordinary shares or Related Securities that we may issue or agree to issue pursuant to this clause (D) shall not exceed 7% of our total outstanding share capital immediately following the issuance of the securities offered in connection with this prospectus supplement; and provided further that the recipients thereof provide to the Representatives a signed lock-up agreement. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire ordinary shares or any securities exchangeable or exercisable for or convertible into ordinary shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, ordinary shares.

During the Lock-up Period, without first obtaining the written consent of the Representatives, our executive officers and directors have agreed that they will not (i) sell or offer to sell any ordinary shares or Lock-up Securities (as defined below) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the lock-up signatory or such family member, (ii) enter into any swap, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ordinary shares or Lock-up Securities or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or (iv) publicly announce any intention to do any of the foregoing. For purposes of the foregoing, “Lock-up Securities” shall mean any options, contracts or warrants or other rights to acquire ordinary shares or any securities exchangeable or exercisable for or convertible into ordinary shares (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into ordinary shares (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant). The foregoing restrictions shall not apply to:

i. transactions relating to ordinary shares or other securities acquired in (x) this offering from the underwriters (other than any Company directed securities purchased in this offering by an officer or director of the Company) and (y) open market transactions after the completion of this offering, provided that no public announcement and no filing under Section 16(a) of the Exchange Act or other regulatory authority in respect thereof will be required or will be voluntarily made during the Lock-up Period in connection with subsequent sales of ordinary shares or other securities acquired in this offering or such open market transactions during the Lock-up Period;

ii. transfers of ordinary shares or Lock-up Securities as a bona fide gift or charitable contribution;

iii. distributions of ordinary shares or Lock-up Securities to limited partners, members, stockholders or holders of similar equity interests in the lock-up signatory and (y) transfers or disposition of the lock-up signatory’s ordinary shares or Lock-up Securities to any corporation, partnership, limited liability company or other legal entity all of the beneficial ownership interests of which are held by the lock-up signatory or any family member in a transaction not involving a disposition for value;

iv. transfers of ordinary shares or Lock-up Securities by will or intestacy or to any family member or to a trust whose beneficiaries consist exclusively of one or more of the lock-up signatory and/or a family member;

v. transfers of ordinary shares pursuant to a domestic order or negotiated divorce settlement;

vi. the exercise of a stock option granted under a stock incentive plan incorporated by reference in this prospectus supplement by the lock-up signatory, and the receipt by the lock-up signatory from the Company of ordinary shares upon such exercise, insofar as such option is outstanding as of the date of this prospectus supplement, provided that the underlying ordinary shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement and provided, further that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no ordinary shares were sold by the reporting person and that ordinary shares received upon exercise of the stock option are subject to the lock-up agreement with the underwriters;

vii. the disposition of ordinary shares to the Company, or the withholding of ordinary shares by the Company, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due with respect to the vesting of restricted stock units granted under a stock incentive plan or pursuant to a contractual employment arrangement incorporated by reference in this prospectus supplement, insofar as such restricted stock unit is outstanding as of the date of this prospectus supplement, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

viii. transfers to the Company in connection with the repurchase of ordinary shares in connection with the termination of the lock-up signatory’s employment with the Company pursuant to contractual agreements with the Company as in effect as of the date of this prospectus supplement, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

ix. the establishment of a trading plan and/or other written instruction pursuant to Rule 10b5-1 under the Exchange Act (a “Plan”) for the transfer of ordinary shares, provided that (a) such Plan does not provide for the transfer of ordinary shares during the Lock-up Period and (b) the entry into such Plan is not publicly disclosed, including in any filings under the Exchange Act, during the Lock-up Period, except as required under applicable securities laws, in which case, any public announcement or filing under the Exchange Act made by any person regarding the establishment of such Plan during the Lock-up Period shall include a statement that the lock-up signatory is not permitted to transfer, sell or otherwise dispose of ordinary shares under such Plan during the Lock-up Period;

x. if the lock-up signatory is an individual, sales pursuant to a Plan established before the date of this prospectus supplement; provided, that any filing made under the Exchange Act in connection with such a sale shall disclose that the sale was made pursuant to a Plan entered into on a date before the date of this prospectus supplement; or

xi. pursuant to a bona fide third party tender offer for all outstanding ordinary shares of the Company, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the lock-up signatory may agree to transfer, sell, tender or otherwise dispose of ordinary shares or other such securities in connection with such transaction, or vote any ordinary shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the lock-up signatory shall remain subject to the provisions of the lock-up agreement;

provided however (A) in the case of any transfer or distribution pursuant to clause (ii), (iii), (iv) and (v), it shall be a condition to such transfer that such transfer shall not involve a disposition for value and each donee, transferee or distributee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such donee, transferee or distributee is receiving and holding such ordinary shares and/or Lock-up Securities subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such ordinary shares and/or Lock-up Securities, engage in any swap or engage in any other activities restricted under the lock-up agreement except in accordance with the lock-up agreement (as if such donee, transferee or distributee had been an original signatory hereto), and (B) in the case of any transfer or distribution pursuant to clause (iii), (iv) and (v), prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor, transferee, distributor or distributee) shall be required, or made voluntarily (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and made after the expiration of the Lock-up Period).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional ordinary shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ordinary shares, in whole or in part, or by purchasing ordinary shares in the open market. In making this determination, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional ordinary shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ordinary shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C. in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”), provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

Notice to prospective investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (DFSA). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (DIFC), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase ordinary securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our ordinary shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered ordinary shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities

Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued ordinary shares; (iv) that the ordinary shares that will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of securities on our behalf or on behalf of the underwriters.

Notice to prospective investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been lodged with or registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares and pre-funded warrants may not be circulated or distributed, nor may the ordinary shares or pre-funded warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable)

Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

Where the ordinary shares or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trustee of a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares or pre-funded warrants pursuant to an offer made under Section 275 of the SFA, except:

•

to an institutional investor or to a relevant person as defined in Section 275(2) of the SFA, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1) of the SFA: The Company has determined, and hereby notifies all persons (including relevant persons (as defined in Section 309A(1) of the SFA)) that the ordinary shares and pre- funded warrants are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Purchasers are advised to seek legal advice prior to the resale of the securities.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Notice to prospective investors in Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (CMA) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to prospective investors in the British Virgin Islands

The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (BVI Companies), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to prospective investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in Korea

The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the FSCMA), and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the FETL). The securities have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia (the Commission) for the Commission’s

approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to prospective investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the South African Companies Act)) is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)	the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v) financial institutions recognised as such under South African law;

(vi) a wholly owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

LEGAL MATTERS

The validity of the ordinary shares, including the ordinary shares underlying the pre-funded warrants, offered by us in this offering and certain other matters of Singapore law will be passed upon for us by WongPartnership LLP, Singapore. The validity of the pre-funded warrants offered by us in this offering and selected legal matters as to U.S. law in connection with this offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Selected intellectual property matters will be passed upon for us by Choate Hall & Stewart LLP, Boston, Massachusetts. The underwriters are being represented by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wave Life Sciences Ltd. as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Our ordinary shares are listed on the Nasdaq Global Market.

This prospectus supplement is part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

We also maintain a website at http://www.wavelifesciences.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 6, 2024, as amended by the Form 10-K/A that we filed with the SEC on April 29, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024 that we filed with the SEC on May 10, 2024 and August 8, 2024, respectively;

•

our Current Reports on Form 8-K that we filed with the SEC on January 4, 2024, June 25, 2024, August  12, 2024 and September 24, 2024 (in each case, except for information contained therein which is furnished rather than filed);

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A that we filed with the SEC on November 9, 2015, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents. The SEC file number for each of the documents listed above is 001-37627.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Wave Life Sciences Ltd.

733 Concord Avenue

Cambridge, MA 02138, USA

ATTN: Investor Relations

You may also access these documents on our website, http://www.wavelifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$500,000,000

ORDINARY SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $500,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer ordinary shares upon conversion of or exchange for the debt securities; or ordinary shares or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “WVE.” On March 1, 2022, the last reported sale price of our ordinary shares was $2.39 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus is not a “prospectus” as defined in the Securities and Futures Act 2001 of Singapore, or the SFA, and accordingly, statutory liability under the SFA in relation to the content of prospectuses will not apply. This prospectus has not been registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

Where securities or securities-based derivatives contracts are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trustee of a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities or securities-based derivatives contracts pursuant to an offer made under Section 275 of the SFA, except:

•

to an institutional investor or to a relevant person as defined in Section 275(2) of the SFA, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

By accepting this prospectus, the recipient hereof represents and warrants that such recipient is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise indicates, references to “Wave,” the “company,” “we,” “our,” “us” or similar terms refer to Wave Life Sciences Ltd. and our wholly-owned subsidiaries. References in this prospectus to “S$” refer to Singapore dollars, “¥” refer to Japanese yen and “€” refer to euros.

The Wave Life Sciences Ltd. and Wave Life Sciences Pte. Ltd. names, the Wave Life Sciences mark, and the other trademarks, trade names and service marks of Wave Life Sciences Ltd. appearing in this prospectus are the property of Wave Life Sciences Ltd. Wave has applied to register certain of its trademarks in the United States. This prospectus also contains additional trade names, trademarks and service marks belonging to Wave Life Sciences Ltd. and to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such reference should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Wave Life Sciences

We are a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Using PRISM™, our proprietary discovery and drug development platform that enables the precise design, optimization and production of novel stereopure oligonucleotides, we aspire to develop best-in-class medicines that target the transcriptome to treat genetically defined diseases with a high degree of unmet need.

We are developing oligonucleotides that target ribonucleic acid, or RNA, and harness existing cellular machinery to reduce the expression of disease-promoting RNA or proteins, restore the production of functional proteins, or modulate protein expression. By intervening at the RNA level, we have the potential to address diseases that have historically been difficult to treat with small molecules or biologics, while retaining the ability to titrate dose, modulate duration of effect, and avoid risk of permanent off-target genetic changes and other challenges associated with DNA editing or gene therapy approaches. Oligonucleotides have additional advantages as a therapeutic class, including the ability to access multiple tissue types and the ability to modulate the frequency of dosing to ensure broad distribution within tissues over time. Oligonucleotides also have well-established manufacturing processes and validated test methods based on decades of improvements, as well as established regulatory, access and reimbursement pathways.

Our approach is based on the scientific insight that the biological machinery necessary to address genetic diseases already exists in human cells and can be controlled with the right tools. We have built a genetic toolkit comprised of multiple therapeutic modalities, including RNase-H mediated silencing, RNAi, splicing, and RNA base editing, all of which leverage learnings and optimizations from our PRISM platform and allow us to design built-for-purpose molecules to optimally address disease biology.

Our A-to-I RNA base editing oligonucleotides, or AIMers, represent our newest therapeutic modality. AIMers are designed to correct single base mutations on RNA transcript, thereby avoiding permanent changes to the genome that occur with DNA-targeting approaches. Rather than using an exogenous editing enzyme, AIMers recruit proteins that exist in the body, called ADAR (adenosine deaminases acting on RNA) enzymes, which naturally possess the ability to change an adenine (A) to an inosine (I), which cells read as guanine (G). This approach enables simplified delivery and avoids the risk of irreversible off-target effects with DNA-targeting approaches. AIMers are short in length, fully chemically modified, and use novel chemistry, including proprietary PN backbone modifications and chiral control, which make them distinct from other ADAR-mediated editing approaches.

Our PRISM platform is built on the recognition that a significant opportunity exists to tune the pharmacological properties of oligonucleotide therapeutics by leveraging three key features of these molecules:

sequence, chemistry, and stereochemistry. Our unique ability to control stereochemistry, which is a reality of chemically modified oligonucleotides, provides the resolution necessary to optimize pharmacological profiles. PRISM therefore enables us to design stereopure oligonucleotides, which are comprised of molecules with atoms precisely and purposefully arranged in three-dimensional orientations at each linkage. These differ from the mixture-based oligonucleotides currently on the market or in development by others. Additionally, to mitigate pharmacological risks and potential manufacturing challenges, our approach focuses on designing short, chemically modified oligonucleotides without the need for complex delivery vehicles.

Our work in developing stereopure oligonucleotides has enabled the continued evolution of PRISM and our drug discovery process of selecting genetically defined targets, identifying a sequence and applying the therapeutic modality we determine is best suited for the disease biology. We use our PRISM platform engine to screen candidates and optimize the pharmacologic profile based on predefined design principles, which reflect a deep understanding of how the interplay among oligonucleotide sequence, chemistry and backbone stereochemistry impacts key pharmacological properties. Through continued exploration of these interactions using iterative analysis of in vitro and in vivo outcomes and machine learning-driven predictive modeling, we also continue to refine our design principles that we deploy across subsequent programs.

In August 2020, we publicly introduced our novel PN backbone chemistry modifications, which have been shown preclinically to increase potency, distribution and durability of effect across various modalities. PN chemistry has been incorporated into all of our current clinical, preclinical and discovery-stage programs.

We have a robust and diverse pipeline of PN-modified, stereopure oligonucleotides, including our clinical silencing and splicing programs as well as our AIMers. Our lead clinical development programs are designed to treat genetic diseases within the central nervous system, including amyotrophic lateral sclerosis, or ALS, frontotemporal dementia, or FTD, Huntington’s disease, or HD, and muscular dystrophies, including Duchenne muscular dystrophy, or DMD. These programs include:

•	WVE-004 (silencing), our C9orf72 molecule for the treatment of C9orf72-associated ALS and FTD,

•	WVE-003 (silencing), our mHTT SNP3 molecule for the treatment of HD, and

•	WVE-N531 (splicing), our exon 53 molecule for the treatment of DMD.

With RNA base editing, our initial focus is on using GalNAc-conjugated AIMers to treat hepatic diseases and our lead program is designed to treat alpha-1antitrypsin deficiency, or AATD. We expect to select an AATD AIMer development candidate and initiate IND-enabling toxicology studies in the third quarter of 2022.

We continue to invest in PRISM to further evolve and apply the expanding capabilities and promise of our unique platform. We have also established and continue to enhance our internal current good manufacturing practices manufacturing capabilities to increase control and visibility of our drug substance supply chain, while continuing to innovate oligonucleotide manufacturing.

Corporate History and Information

We were incorporated under the name Wave Life Sciences Pte. Ltd. (Registration No.: 201218209G) under the laws of Singapore on July 23, 2012. On November 16, 2015, we closed our initial public offering. In preparation for our initial public offering, on November 5, 2015, Wave Life Sciences Pte. Ltd. converted from a private limited company to a public limited company known as Wave Life Sciences Ltd., or Wave. Wave has four wholly-owned subsidiaries: Wave Life Sciences USA, Inc., or Wave USA, a Delaware corporation (formerly Ontorii, Inc.); Wave Life Sciences Japan, Inc., or Wave Japan, a company organized under the laws of

Japan (formerly Chiralgen., Ltd.); Wave Life Sciences Ireland Limited, or Wave Ireland, a company organized under the laws of Ireland; and Wave Life Sciences UK Limited, or Wave UK, a company organized under the laws of the United Kingdom.

Our registered office is located at 7 Straits View #12-00, Marina One East Tower, Singapore 018936, and our telephone number at that address is +65 6236 3388. Our principal office for Wave USA is located at 733 Concord Avenue, Cambridge, MA 02138, and our telephone number at that address is +1-617-949-2900. Our registered office for Wave Japan is 2438 Miyanoura-cho, Kagoshima-shi, Kagoshima pref. 891-1394, Japan. Our registered office for Wave Ireland is One Spencer Dock, North Wall Quay, Dublin 1 D01 X9R7, Ireland. Our registered office for Wave UK is 1 Chamberlain Square CS, Birmingham, B3 3AX, United Kingdom.

Our corporate website address is www.wavelifesciences.com. The information on our website is not part of this prospectus or incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website in deciding whether to purchase our ordinary shares. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to such reports are made available free of charge through the “For Investors & Media—Financial Information” section of our website as soon as reasonably practicable after they have been filed or furnished with the SEC.

Offerings Under This Prospectus

Under this prospectus, we may offer ordinary shares, various series of debt securities and/or warrants or rights, either individually or in units, with a total value of up to $500,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties that relate to future events or to our future operations or financial performance. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•

our ability to fund our future operations; our financial position, revenues, costs, expenses, uses of cash and capital requirements; our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;

•

the success, progress, number, scope, cost, duration, timing or results of our research and development activities, preclinical studies and clinical trials, including the timing for initiation or completion of or availability of results from any preclinical studies and clinical trials or for submission, review or approval of any regulatory filing;

•	the timing of, and our ability to, obtain and maintain regulatory approvals for any of our product candidates;

•	the potential benefits that may be derived from any of our product candidates;

•	our strategies, prospects, plans, goals, expectations, forecasts or objectives;

•	the success of our collaborations with third parties;

•	any payment that our collaboration partners may make to us;

•	our ability to identify and develop new product candidates;

•	our intellectual property position;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expected uses of the net proceeds from any offering of our securities;

•	our ability to develop sales and marketing capabilities;

•	our estimates regarding future expenses and needs for additional financing;

•	our ability to identify, recruit and retain key personnel;

•	our financial performance;

•	developments and projections relating to our competitors in the industry;

•	our liquidity and working capital requirements;

•	the expected impact of new accounting standards; and

•	our expectations regarding the impact of COVID-19 and variants thereof, on our research and development activities, preclinical studies and clinical trials, supply of drug product, and our workforce.

You should refer to the section titled “Risk Factors” of this prospectus and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus, any accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus, any accompanying prospectus supplement, the documents that we have incorporated by reference herein and therein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

Certain industry data and market data included in this prospectus, any accompanying prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus, any accompanying prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, clinical trial costs and other research and development expenses; continued investment in our drug development platform; and working capital, capital expenditures and general and administrative expenses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF SHARE CAPITAL

General

For the purposes of this section, references to “shareholders” mean those persons whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as shareholders of our company with legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Our branch register of members is maintained by our transfer agent, Computershare Trust Company, N.A., or Computershare.

The shares offered in any offering pursuant to this prospectus and any accompanying prospectus supplement are expected to be held through the Depository Trust Company, or DTC. Accordingly, DTC or its nominee, Cede & Co., will be the shareholder on record registered in our register of members. The holder of our shares held in book-entry through DTC or its nominee may become a registered shareholder by exchanging its interest in our shares for certificated shares and being registered in our register of members for such shares. The procedures by which a holder of book-entry interests held through DTC or its nominee may exchange such interests for certificated shares are determined by DTC and Computershare, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated shares, and following such an exchange Computershare will perform the procedures to register the shares in the register.

Under the Companies Act 1967 of Singapore (“Singapore Companies Act”), if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or there is unnecessary delay in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member of the public company or the company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may either refuse the application or order rectification of the register of members, and may direct the company to pay any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

As of December 31, 2021, there were outstanding:

•	59,841,116 ordinary shares;

•	3,901,348 Series A preferred shares held by one shareholder of record;

•	1,875,350 ordinary shares issuable upon vesting of outstanding restricted share units;

•	6,958,160 ordinary shares issuable upon the exercise of outstanding share options;

•	3,132,882 ordinary shares reserved for issuance in connection with future grants under our equity incentive plan; and

•	882,474 ordinary shares reserved for issuance under our 2019 Employee Share Purchase Plan.

The following description of our share capital and provisions of our constitution (formerly known as our memorandum and articles of association) are summaries and are qualified by reference to the Singapore Companies Act and our constitution. A copy of our constitution has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Ordinary Shares

As of December 31, 2021, our issued and paid-up ordinary share capital consists of 59,841,116 ordinary shares. We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. Our ordinary shares have no par value and there is no authorized share capital under Singapore law. There is a provision in our constitution which provides that we may issue shares with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as our board of directors may determine.

All of our shares presently issued are fully paid-up, and existing shareholders are not subject to any calls on these shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any purchaser of our shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of our company in such purchaser’s capacity solely as a holder of such shares. We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporation laws. All of our shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own shares. Except as described below under “—Takeovers,” there are no limitations imposed by the Singapore Companies Act or by our constitution on the right of shareholders not resident in Singapore to hold or vote ordinary shares.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Nasdaq Global Market

Our ordinary shares are listed for quotation on The Nasdaq Global Market under the symbol “WVE.”

New Shares

Under the Singapore Companies Act, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier of:

•	the conclusion of the next annual general meeting; or

•	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months after the end of each financial year),

but any approval may be revoked or varied by the company in a general meeting.

Our shareholders have provided such general authority to issue new ordinary shares until the conclusion of our 2022 annual general meeting. Such approval will lapse in accordance with the preceding paragraph if our shareholders do not grant a new approval at our 2022 annual general meeting. Subject to this and the provisions of the Singapore Companies Act and our constitution, our board of directors may allot and issue or grant options over or otherwise dispose of new ordinary shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

Preferred Shares

Series A Preferred Shares

As of December 31, 2021, we have 3,901,348 Series A preferred shares outstanding. These shares are currently held by one of our largest shareholders, Shin Nippon Biomedical Laboratories, Ltd. The terms of the Series A preferred shares as set out in our constitution include (1) no voting rights at any general meeting other than in limited circumstances, (2) a liquidation preference equal to $0.002 per Series A preferred share, (3) no entitlement to dividends and (4) the right to convert the Series A preferred shares at any time on a one-for-one basis into ordinary shares at the discretion of the holder in accordance with the constitution.

The holders of the Series A preferred shares are not entitled to vote at any general meeting. The only instances in which the holders of the Series A preferred shares are able to vote at a general meeting would be if (but only if) the matters to be discussed at the meeting relate to or there is intent to pass resolutions on (i) abrogating or changing the rights attached to the Series A preferred shares; and (ii) for the winding up of the Company. Such resolutions would require the unanimous approval of the holders of the Series A preferred shares.

Other Preferred Shares

Under the Singapore Companies Act, different classes of shares in a public company may be issued only if (a) the issue of the class or classes of shares is provided for in the constitution of the public company and (b) the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. Our constitution provides that we may issue shares of a different class with preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as our board of directors may determine. Under Singapore law, our preferred shareholders will have the right to attend any general meeting and in a poll at such general meeting, to have at least one vote for every preferred share held:

•	upon any resolution concerning the voluntary winding-up of our company under Section 160 of the Insolvency, Restructuring and Dissolution Act 2018;

•	upon any resolution which varies the rights attached to such preferred shares; or

•

in the case of preferred shares issued after August 15, 1984, but before the commencement of Section 96 of the Companies (Amendment) Act 2014, when the dividends to be paid on our preferred shares or any part thereof are more than twelve months in arrears and unpaid, for the period they remain in arrears and unpaid.

We may, subject to the Singapore Companies Act and the prior approval in a general meeting of our shareholders, issue preferred shares which are, or at our option or are to be, subject to redemption provided that such preferred shares may not be redeemed out of capital unless:

•	all the directors have made a solvency statement in relation to such redemption; and

•	we have lodged a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore.

Further, such shares must be fully paid-up before they are redeemed.

As of the date of this prospectus, we have no preferred shares outstanding other than the Series A preferred shares described above. At present, we have no plans to issue additional preferred shares.

Registration Rights under our Share Purchase Agreement with Pfizer

Under the terms of our Share Purchase Agreement dated as of May 5, 2016 with an affiliate of Pfizer Inc., or the Pfizer Affiliate, under which the Pfizer Affiliate purchased 1,875,000 ordinary shares from us, or the Pfizer Shares, subject to certain conditions and limitations, we agreed to provide certain demand registration rights to the Pfizer Affiliate in order to register all or a portion of the Pfizer Shares purchased by the Pfizer Affiliate. We also provided the Pfizer Affiliate with certain “piggyback” registration rights, subject to certain conditions and limitations, such that when we propose to register our ordinary shares for our account, the Pfizer Affiliate will have the right to include some or all of the Pfizer Shares in such registration. The Share Purchase Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Pfizer Shares.

Registration Rights under our Share Purchase Agreement with Takeda

On February 19, 2018, we entered into a Share Purchase Agreement with Takeda Pharmaceutical Company Limited, or Takeda, pursuant to which Takeda purchased 1,096,892 of our ordinary shares, or the Takeda Shares. In connection with the Share Purchase Agreement, Takeda and we agreed upon certain rights and restrictions as set forth in the Investor Agreement, dated as of April 2, 2018, or the Investor Agreement. The Takeda Shares are subject to a lock-up restriction, such that Takeda will not, and will also cause its affiliates not to, without our prior approval, sell, transfer or otherwise dispose of the Takeda Shares until certain specified periods of time after the effective date of the Investor Agreement. For a certain period following the expiration of the lock-up period, subject to certain conditions and limitations, we agreed to provide certain demand registration rights to Takeda in order to register all or a portion of the Takeda Shares purchased by Takeda. We also provided Takeda with certain “piggyback” registration rights for a certain period following the expiration of the lock-up period, subject to certain conditions and limitations, such that when we propose to register our ordinary shares for our account, Takeda will have the right to include some or all of the Takeda Shares in such registration. The Investor Agreement also contains other customary terms and conditions of the parties with respect to the registration of Takeda Shares.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and our constitution, our ordinary shares are freely transferable. Our constitution provides that shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form approved by the directors and The Nasdaq Stock Market. The directors may decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence of ownership and title as the directors may reasonably require to show the right of the transferor to make the transfer. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Election and Re-election of Directors

We may, by ordinary resolution, remove any director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such director. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing.

Under our constitution, subject to the Singapore Companies Act, any director shall retire at the next annual general meeting and shall then be eligible for re-election at that meeting.

Our board of directors shall have the power, at any time and from time to time, to appoint any person to be a director either to fill a casual vacancy or as an additional director so long as the total number of directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with our constitution.

Shareholders’ Meetings

We are required to hold an annual general meeting each calendar year and within six months after the end of each financial year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written request of shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting. In addition, two or more shareholders holding not less than 10% of our total number of issued shares (excluding our treasury shares) may call a meeting of our shareholders.

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. Unless otherwise required by law or by our constitution, resolutions put forth at general meetings may be decided by ordinary resolution, requiring the affirmative vote of a majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of not less than three-fourths of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, such as an alteration of our constitution. A shareholder entitled to attend and vote at a meeting of the company, or at a meeting of any class of shareholders of the company, is entitled to appoint another person or persons, whether a shareholder of the company or not, as the shareholder’s proxy to attend and vote instead of the shareholder at the meeting. Under the Singapore Companies Act, a proxy appointed to attend and vote instead of the shareholder also has the same right as the shareholder to speak at the meeting, but unless the constitution of the company otherwise provides, (i) a proxy is not entitled to vote except on a poll, (ii) a shareholder is not entitled to appoint more than two proxies to attend and vote at the same meeting and (iii) where a shareholder appoints two proxies the appointments are invalid unless the shareholder specifies the proportions of the shareholder’s holdings to be represented by each proxy.

Notwithstanding the foregoing, a registered shareholder entitled to attend and vote at a meeting of the company held pursuant to an order of court under Section 210(1) of the Singapore Companies Act, or at any adjourned meeting under Section 210(3) of the Singapore Companies Act, is, unless the court orders otherwise, entitled to appoint only one proxy to attend and vote at the same meeting, and except where the aforementioned applies, a registered shareholder having a share capital who is a relevant intermediary (as defined under the Singapore Companies Act) may appoint more than two proxies in relation to a meeting to exercise all or any of the shareholder’s rights to attend and to speak and vote at the meeting, but each proxy must be appointed to exercise the rights attached to a different share or shares held by the shareholder (which number and class of shares shall be specified), and at such meeting, the proxy has the right to vote on a show of hands.

Only registered shareholders of our company, and their proxies, will be entitled to attend, speak and vote at any meeting of shareholders. Under the Singapore Companies Act, public companies may issue non-voting shares and shares that confer special, limited or conditional voting rights, such that the holder of a share may vote on a resolution before a general meeting of the company if, in accordance with the provisions of Section 64A of the Singapore Companies Act, the share confers on the holder a right to vote on that resolution.

Voting Rights

As provided under our constitution and the Singapore Companies Act, voting at any meeting of shareholders is by show of hands unless a poll has been demanded prior to the declaration of the result of the show of hands by, among others, (i) the chairman or (ii) at least one shareholder present in person or by proxy or by attorney or, in the case of a corporation, by a representative entitled to vote thereat, in each case representing in the aggregate not less than 5% of the total voting rights of all shareholders having the right to vote at the general meeting, provided that no poll shall be demanded in respect of an election of a chairman or relating to any adjournment of such meeting. On a poll every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by such shareholder. Proxies need not be shareholders.

Only those shareholders who are registered in our register of members as holders of ordinary shares will be entitled to vote at any meeting of shareholders. Therefore, DTC, or its nominee, will grant an omnibus proxy to DTC participants holding our shares in book-entry form through a broker, bank, nominee, or other institution that is a direct or indirect participant in the DTC. Such shareholders will have the right to instruct their broker, bank, nominee or other institution holding these shares on how to vote such shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. Whether voting is by a show of hands or by a poll, DTC’s vote will be voted by the chairman of the meeting according to the results of the DTC’s participants’ votes (which results will reflect the instructions received from shareholders that own our shares electronically in book-entry form).

Minority Rights

The rights of minority shareholders of Singapore companies are protected, among other things, under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

•

the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

•

a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

Singapore courts have wide discretion as to the remedy they may grant, and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, Singapore courts may, with a view to bringing to an end or remedying the matters complained of:

•	direct or prohibit any act or cancel or modify any transaction or resolution;

•	regulate the conduct of the affairs of the company in the future;

•	authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

•	provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company itself;

•	in the case of a purchase of shares by the company provide for a reduction accordingly of the company’s capital; or

•	provide that the company be wound up.

Dividends

Subject to any preferential rights of holders of any outstanding preferred shares, holders of our ordinary shares will be entitled to receive dividends and other distributions in cash, shares or property as may be declared by our company from time to time. We may, by ordinary resolution, declare dividends at a general meeting of shareholders, but we are restricted from paying dividends in excess of the amount recommended by our board of directors. Pursuant to Singapore law and our constitution, no dividend may be paid except out of our profits. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Bonus and Rights Issues

In a general meeting, our shareholders may, upon the recommendation of the directors, capitalize any reserves or profits and distribute them as bonus shares, credited as paid-up, to the shareholders in proportion to their shareholdings.

Subject to the provisions of the Singapore Companies Act and our constitution, our directors may also issue rights to take up additional ordinary shares to our shareholders in proportion to their respective ownership. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue.

Takeovers

The Singapore Code on Take-overs and Mergers applies to, among other things, the acquisition of voting shares of Singapore-incorporated listed public companies or unlisted public companies with more than 50 shareholders and net tangible assets of S$5 million or more. Any person acquiring, whether by a series of transactions over a period of time or not, either on his or her own or together with parties acting in concert with such person, 30% or more of our voting shares, or, if such person holds, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of our voting shares, and if such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of our voting shares in any six-month period, must, except with the consent of the Securities Industry Council in Singapore, extend a mandatory takeover offer for the remaining voting shares in accordance with the provisions of the Singapore Code on Take-overs and Mergers. Responsibility for ensuring compliance with the Singapore Code on Take-overs and Mergers rests with parties (including company directors) to a take-over or merger and their advisors.

“Parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

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a company, its parent company, subsidiaries and fellow subsidiaries, the associated companies of any of the company and its related companies, subsidiaries and fellow subsidiaries, companies whose associated companies include any of these companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

•	a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

•	a company with any of its pension funds and employee share schemes;

•	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis, but only in respect of the investment account which such person manages;

•

a financial or other professional advisor, including a stockbroker, with its client in respect of the shareholdings of the advisor and persons controlling, controlled by or under the same control as the advisor;

•

directors of a company (together with their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for their company may be imminent;

•	partners; and

•

an individual and (i) such person’s close relatives, (ii) such person’s related trusts, (iii) any person who is accustomed to act in accordance with such person’s instructions, (iv) companies controlled by the individual, such person’s close relatives, related trusts or any person who is accustomed to act in accordance with such person’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months prior to its commencement.

Under the Singapore Code on Take-overs and Mergers, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the takeover offer must be given sufficient information, advice and time to consider and decide on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

We may submit an application to the Securities Industry Council of Singapore for a waiver from the Singapore Code on Take-overs and Mergers so that the Singapore Code on Take-overs and Mergers will not apply to our company for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to the Series A preferred shares or to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitations of Liability and Indemnification Matters

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from (a) purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company, or (b) indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting us, our constitution provides that each of our directors and other officers and those of our subsidiaries and affiliates shall be entitled to be indemnified by us or such subsidiary against any liability incurred by him or her arising out of or in connection with any acts, omissions or conduct, actual or alleged, by such individual acting in his or her capacity as either director, officer, secretary or employee of us or the relevant subsidiary, except to such extent as would not be permitted under applicable Singapore laws or which would otherwise result in such indemnity being void in accordance with the provisions of the Singapore Companies Act.

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force and affecting our company, we may indemnify our directors and officers against costs, charges, fees and other expenses that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a director, officer or employee of our company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Singapore Companies Act, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to our company, or which would otherwise result in such indemnity being voided under applicable Singapore laws.

No director or officer of our company shall be liable for any acts, omissions, neglects, defaults or other conduct of any other director or officer, and to the extent permitted by Singapore law, our company shall contribute to the amount paid or payable by a director or officer in such proportion as is appropriate to reflect the relative fault of such director or officer, taking into consideration any other relevant equitable considerations, including acts of other directors or officers and our company, and the relative fault of such parties in respect thereof.

In addition, subject to the Singapore Companies Act and every other Singapore statute for the time being in force and affecting our company, no director, managing director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by us, through the insufficiency or deficiency of title to any property acquired by order of the directors for us or for the insufficiency or deficiency of any security upon which any of our moneys are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his or her duties, unless the same happens through his or her own negligence, default, breach of duty or breach of trust.

We have entered into deeds of indemnity with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under our constitution and the Singapore Companies Act against liabilities that may arise by reason of their service to us as a director or officer of the company (as the case may be), and to advance expenses incurred in connection with any proceeding against them by reason of their status as a director, officer, agent or employee of the company in accordance with the terms of the deeds. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or thereafter acquire under any applicable law, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which, we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in the Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium, if any, and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, DTC or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Warrants for the purchase of ordinary shares and/or debt securities will be in registered form only. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase our ordinary shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the shareholders entitled to the rights distribution;

•	the aggregate number of our ordinary shares or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether shareholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of our ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of our ordinary shares, one or more debt securities, warrants, or rights for the purchase of our ordinary shares and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

COMPARISON OF SHAREHOLDER RIGHTS

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable law in Singapore and our constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

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Board of Directors

A typical certificate of incorporation and bylaws provides that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.	The constitution of companies will typically state the minimum and maximum number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum (if any) and minimum number of directors provided in our constitution and the Singapore Companies Act, respectively.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation also provides that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.	Pursuant to the Singapore Companies Act, any provision (whether in the constitution, a contract with the company or otherwise) exempting or indemnifying a director against any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which such director may be guilty in relation to the company is void. However, a company is not prohibited from (a) purchasing and maintaining for any such director insurance against any such liability, or (b) indemnifying such director against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty in respect of non-compliance with any regulatory requirements, (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief. Nevertheless, a director can be

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released by the shareholders of a company for breaches of duty to a company except in the case of fraud, illegality, insolvency of the company and oppression or disregard of minority interests.

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, we may indemnify our directors against costs, charges, fees, and other expenses that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a director of our company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Singapore Companies Act, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to our company, or which would otherwise result in such indemnity being voided under applicable Singapore laws.

Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.

There are no comparable provisions under the Singapore Companies Act with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

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Removal of Directors
A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).	Under the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office, despite anything in its constitution or in any agreement between the public company and such directors, by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. The company must then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove the director does not take effect until the director’s successor has been appointed.

Filling Vacancies on the Board of Directors
A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.	The constitution of a Singapore company typically provides that the directors have the power to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with the constitution. Any director so appointed shall hold office until the next following annual general meeting, where such director will then be eligible for re-election. Our constitution provides that the directors may appoint any person to be a director either to fill a casual vacancy or as an additional director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with the constitution.

Amendment of Governing Documents
Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law.

Our constitution may be altered by special resolution (i.e., a resolution passed by at least a three-fourths majority of the shareholders entitled to vote, present in person or by proxy at a meeting for which not less than 21 days’ written notice is given). The board of directors has no right to amend the constitution.

Under the Singapore Companies Act, an entrenching provision may be included in the constitution with which a company is formed and may at any time be

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Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws.	inserted into the constitution of a company only if all the shareholders of the company agree. An entrenching provision is a provision of the constitution of a company to the effect that other specified provisions of the constitution may not be altered in the manner provided by the Singapore Companies Act or may not be so altered except (i) by a resolution passed by a specified majority greater than 75% (the minimum majority required by the Singapore Companies Act for a special resolution) or (ii) where other specified conditions are met. The Singapore Companies Act provides that such entrenching provision may be removed or altered only if all the members of the company agree.

Meetings of Shareholders

Annual and Special Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Annual General Meetings

All companies are required to hold an annual general meeting after the end of each financial year within either 4 months (in the case of a public company that is listed on an exchange in Singapore approved by the Monetary Authority of Singapore) or 6 months (in the case of any other company).

Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting.” Despite anything in the constitution, directors of a company must to convene an extraordinary general meeting if required to do so by requisition (i.e. written notice, requiring that a meeting be called, given to the directors) by shareholder(s) holding not less than 10% of the total number of paid-up shares as at the date of the deposit of the requisition carrying the right of voting at general meetings of the company. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Quorum Requirements

Our constitution provides that any two shareholders present in person or by proxy or by attorney or, in the case of a corporation, by a representative and entitled to vote thereat; in each case representing in aggregate not less than a majority of the total voting rights of all shareholders having the right to vote at a general meeting, shall constitute a quorum. In the event a quorum is not present, the meeting if not convened

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on the requisition of shareholders may be adjourned for one week. When reconvened, the quorum for the meeting will be the same and if at such adjourned meeting a quorum is not present, the meeting will be dissolved.

Shareholders’ Rights at Meetings

The Singapore Companies Act provides that every member has, despite any provision in the constitution, a right to attend any general meeting of the company and to speak on any resolution before the meeting. The company’s constitution may provide that a member shall not be entitled to vote unless all calls or other sums personally payable by the member in respect of shares in the company have been paid.

Public companies may issue non-voting shares and shares that confer special, limited and conditional voting rights, such that the holder of a share may vote on a resolution before a general meeting if, in accordance with the provisions of Section 64A of the Singapore Companies Act, the share confers on the holder a right to vote on the resolution.

Circulation of Shareholders’ Resolutions

Under the Singapore Companies Act, (a) any number of shareholders representing not less than 5% of the total voting rights of all the shareholders having at the date of requisition a right to vote at a meeting to which the requisition relates or (b) not less than 100 shareholders holding shares on which there has been paid up an average sum, per shareholder, of not less than S$500, may requisition the company to give to shareholders notice of any resolution which may properly be moved and is intended to be moved at the next annual general meeting, and circulate to shareholders any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the	Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against liability, which by law would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

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corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•  acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•  in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

However, the Singapore Companies Act allows a company to:

•  purchase and maintain for any officer insurance against any liability which by law would otherwise attach to such officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company;

•  indemnify such officer against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the officer to pay a fine in criminal proceedings, (ii) of the officer to pay a penalty in respect of non-compliance with any regulatory requirements, (iii) incurred by the officer in defending criminal proceedings in which he or she is convicted, (iv) incurred by the officer in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the officer in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from their liability for their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Our constitution provides that subject to the provisions of the Singapore Companies Act and every other applicable statute for the time being in force concerning companies and affecting the company, the directors and officers are entitled to be indemnified against costs, charges, fees and other expenses that may be incurred by such person in defending any proceedings, whether civil or criminal, which relates to anything done or omitted or alleged

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to be done or omitted by such person as a director, officer or employee of the company and in which judgment is given in his or her favor or in which such person is acquitted or in which the courts have granted relief pursuant to the provisions of the Singapore Companies Act, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company, or which would otherwise result in such indemnity being voided under applicable Singapore laws.

Shareholder Approval of Issuances of Shares

Under Delaware law, the board of directors has the authority to issue, from time to time, capital stock in its sole discretion, as long the number the shares to be issued, together with those shares that are already issued and outstanding and those shares reserved to be issued, do not exceed the authorized capital for the corporation as previously approved by the stockholders and set forth in the corporation’s certificate of incorporation. Under the foregoing circumstances, no additional stockholder approval is required for the issuance of capital stock. Under Delaware law, stockholder approval is required (i) for any amendment to the corporation’s certificate of incorporation to increase the authorized capital and (ii) for the issuance of stock in a direct merger transaction where the number of shares exceeds 20% of the corporation’s shares outstanding prior to the transaction, regardless of whether there is sufficient authorized capital.	Section 161 of the Singapore Companies Act provides that despite anything in the company’s constitution, the directors must not exercise any power to issue shares without prior approval of Company’s shareholders in a general meeting. The affirmative vote of shareholders holding at least a majority of the ordinary shares held by the shareholders present in person or represented by proxy at the annual general meeting and entitled to vote is required for this authorization. Once this shareholders’ approval is obtained, unless previously revoked or varied by the company in general meeting, it continues in force until the conclusion of the next annual general meeting or the expiration of the period within which the next annual general meeting after that date is required by law to be held, whichever is earlier; but any approval may be revoked or varied by the company in general meeting. Notwithstanding this general authorization to allot and issue our ordinary shares, Wave will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required under The Nasdaq Stock Market rules, such as if we were to propose an issuance of ordinary shares that would result in a change in control of Wave or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

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Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “—Interested Shareholders” above.

The Singapore Companies Act and the Insolvency, Restructuring and Dissolution Act 2018 mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•  despite anything in the company’s constitution, directors must not carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•  the company may by special resolution resolve that it be wound up voluntarily;

•  subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting;

•  a compromise or arrangement proposed between a company and its shareholders, or any class of them, must, among other things, be approved by a majority in number representing three-fourths in value of the shareholders or class of shareholders present and voting either in person or by proxy at the meeting ordered by the court; and

•  despite anything in the company’s constitution, the directors must not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without A Meeting
Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.	There are no equivalent provisions under the Singapore Companies Act in respect of public companies which are listed on a securities exchange, like our company.

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Shareholder Suits
Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law.

Standing

Only registered shareholders of our company reflected in our register of members are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in our shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in our shareholder register in order to institute or enforce any legal proceedings or claims against us, our directors or our executive officers relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of our company by exchanging its interest in our shares for certificated shares and being registered in our shareholder register.

Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Personal remedies in cases of oppression or injustice

A shareholder may apply to the court for an order under Section 216 of the Singapore Companies Act to remedy situations where (i) the company’s affairs are being conducted or the powers of the company’s directors are being exercised in a manner oppressive to, or in disregard of the interests of one or more of the shareholders or holders of debentures of the company, including the applicant; or (ii) the company has done an act, or threatens to do an act, or the shareholders or holders of debentures have passed some resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the company’s shareholders or holders of debentures, including the applicant.

Singapore courts have wide discretion as to the relief they may grant under such application, including, inter alia, directing or prohibiting any act or cancelling or varying any transaction or resolution, providing that the company be wound up, or authorizing civil proceedings to be brought in the name of or on behalf of the company by such person or persons and on such terms as the court directs.

Derivative actions and arbitrations

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action or commence an arbitration on behalf of the company.

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Derivative actions are also allowed as a common law action.

Applications are generally made by shareholders of the company, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares).

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company. Prior to commencing a derivative action or arbitration, the court must be satisfied that (i) 14 days’ notice has been given to the directors of the company of the party’s intention to commence such action or arbitration if the directors of the company do not bring, diligently prosecute or defend or discontinue the action, (ii) the party is acting in good faith and (iii) it appears to be prima facie in the interests of the company that the action be brought, prosecuted, defended or discontinued.

Class actions

The concept of class action suits in the United States, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in the same manner in Singapore. In Singapore, it is possible as a matter of procedure for a number of shareholders to begin proceedings on behalf of themselves and other shareholders who have the same interest in the proceedings whom they represent. These shareholders are known as “representative plaintiffs.”

Distributions and Dividends; Repurchases and Redemptions
The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

The Singapore Companies Act provides that no dividend is payable to the shareholders of any company except out of profits.

The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our constitution provides that no dividend can be paid otherwise than out of profits.

Delaware	Singapore

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Acquisition of a company’s own shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares or purporting to acquire the shares of its holding company or ultimate holding company, whether directly or indirectly, in any way, subject to certain exceptions. Any contract or transaction made or entered into in contravention of the aforementioned prohibition by which a company acquires or purports to acquire its own shares or shares in its holding company or ultimate holding company is void. However, provided that it is expressly permitted to do so by its constitution and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

•  redeem redeemable preferred shares on such terms and in such manner as is provided by its constitution. Preferred shares may be redeemed out of capital only if all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act, and the company lodges a copy of the statement with the Registrar of Companies;

•  whether listed on an exchange in Singapore approved by the Monetary Authority of Singapore or any securities exchange outside Singapore, or not, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

•  make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

•  whether listed on an exchange in Singapore approved by the Monetary Authority of Singapore or any securities exchange outside Singapore, or not, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution.

Delaware	Singapore

A company may also purchase its own shares by an order of a Singapore court.

•  The total number of ordinary shares, stocks in any class and non-redeemable preferred shares that may be acquired by a company in a relevant period must not exceed 20% (or such other prescribed percentage) of the total number of ordinary shares, stocks in any class or non-redeemable preferred shares (as the case may be) as of the date of the resolution to acquire the shares. Where, however, a company has reduced its share capital by a special resolution or a Singapore court made an order to such effect, the total number of ordinary shares, stocks in any class or non-redeemable preferred shares shall be taken to be the total number of ordinary shares, stocks in any class or non-redeemable preferred shares (as the case may be) as altered by the special resolution or the order of the court. Payment, including any expenses (including brokerage or commission) incurred directly in the acquisition by the company of its own shares, may be made out of the company’s profits or capital, provided that the company is solvent.

Financial assistance for the acquisition of shares

A public company or a company whose holding company or ultimate holding company is a public company must not give financial assistance to any person whether directly or indirectly for the purpose of or in connection with:

•  the acquisition or proposed acquisition of shares in the company or units of such shares; or

•  the acquisition or proposed acquisition of shares in its holding company or ultimate holding company, or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company or ultimate holding company if it complies with the requirements

Delaware	Singapore

(including approval by special resolution) set out in the Singapore Companies Act.

Our constitution provides that subject to the provisions of the Singapore Companies Act, we may purchase or otherwise acquire our own shares upon such terms and subject to such conditions as we may deem fit. We may deal with any such shares which is so purchased or acquired by us in such manner as may be permitted under the Singapore Companies Act (including, without limitation, hold such shares as treasury shares).

Transactions with Officers or Directors
Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors of a corporation must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

Under the Singapore Companies Act, directors and the chief executive officer of the company are not prohibited from dealing with the company, but where they have an interest, whether directly or indirectly, in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director or chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as is practicable after the relevant facts have come to such director’s or, as the case may be, the chief executive officer’s knowledge, declare the nature of such interest at a meeting of the directors or send a written notice to the company detailing the nature, character and extent of the interest.

In addition, a director or chief executive officer who holds any office or possesses any property which directly or indirectly might create interests in conflict with such director’s or, as the case may be, the chief executive officer’s duties as director or chief executive officer is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors or send a written notice to the company detailing the nature, character and extent of the conflict.

The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director’s or, as the case may be, the chief executive officer’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer (as the case may be).

Delaware	Singapore

A director or chief executive officer is not deemed to be interested or to have been at any time interested in any transaction or proposed transaction where the interest of the director or chief executive officer (as the case may be) consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or the proposed transaction relates to any loan to the company, no disclosure need be made where the director or chief executive officer (as the case may be) has only guaranteed the repayment of such loan, unless the constitution provides otherwise.

Further, where any transaction or proposed transaction has been or will be made with or for the benefit of a related corporation (i.e., the holding company, subsidiary or subsidiary of a common holding company), the director or chief executive officer is not deemed to be interested or to have been at any time interested in such transaction or proposed transaction by virtue of only being a director or chief executive officer (as the case may be) of the related corporation, unless the constitution provides otherwise.

Subject to specified exceptions, the Singapore Companies Act prohibits a company (other than an exempt private company) from, among others, (i) making a loan or a quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan, (ii) entering into a credit transaction as creditor for the benefit of its directors or the directors of a related corporation, or giving a guarantee or any security in connection with such a credit transaction, (iii) arranging an assignment to or assumption by us of any rights, obligations or liabilities under a transaction which, if it had been entered into by us, would have been a restricted transaction, and (iv) taking part in an arrangement under which another person enters into a transaction which, if entered into by us, would have been a restricted transaction and such person obtains a benefit from us or our related corporation pursuant thereto. Companies are also prohibited from entering into any of these transactions with the spouse or children (whether adopted or natural or step-children) of its directors.

Delaware	Singapore

Subject to specified exceptions, the Singapore Companies Act prohibits a company (other than an exempt private company) from making a loan or a quasi-loan to another company or a limited liability partnership or entering into any guarantee or providing any security in connection with a loan or a quasi-loan made to another company or a limited liability partnership by a person other than the first-mentioned company, entering into a credit transaction as a creditor for the benefit of another company or a limited liability partnership, or entering into any guarantee or provide any security in connection with a credit transaction entered into by any person for the benefit of another company or a limited liability partnership if a director or directors of the first-mentioned company is or together are interested in 20% or more of the total voting power in the other company or the limited liability partnership (as the case may be).

Such prohibition also applies to a loan, quasi-loan, credit transaction made by a company (other than an exempt private company), a credit transaction made by a company (other than an exempt private company) for the benefit of another company or limited liability partnership and a guarantee or security provided by a company (other than an exempt private company) in connection with a loan or quasi-loan made by a person other than the first-mentioned company to another company or a limited liability partnership where such other company or limited liability partnership is incorporated or formed (as the case may be) outside Singapore, if a director or directors of the first-mentioned company (a) is or together are interested in 20% or more of the total voting power in the other company or limited liability partnership or (b) in a case where the other company does not have a share capital, exercises or together exercise control over the other company whether by reason of having the power to appoint directors or otherwise.

The Singapore Companies Act also provides that an interest of a member of a director’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director.

Dissenters’ Rights
Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying	There are no equivalent provisions in Singapore under the Singapore Companies Act.

Delaware	Singapore
circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Cumulative Voting
Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	There are no equivalent provisions in Singapore under the Singapore Companies Act.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus and may also engage in “at the market” offerings as defined in Rule 415 of the Securities Act. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so, indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES SECURITIES LAWS

We are incorporated under the laws of the Republic of Singapore, and certain of our officers and directors are residents outside the United States. Moreover, a majority of our consolidated assets are located outside the United States. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, since a majority of the consolidated assets owned by us are located outside the United States any judgment obtained in the United States against us may not be enforceable within the United States. There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore. In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

In addition, holders of book-entry interests in our shares will be required to exchange such interests for certificated shares and to be registered as shareholders in our shareholder register in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts.

A holder of book-entry interests in our shares may become a registered shareholder of our company by exchanging such holder’s interest in our shares for certificated shares and being registered in our shareholder register. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus and certain other matters of Singapore law will be passed upon for us by WongPartnership LLP. Selected legal matters as to U.S. law in connection with the offering of the debt securities offered pursuant to this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Wave Life Sciences Ltd. as of December 31, 2021 and 2020 for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at http://www.wavelifesciences.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC on March 3, 2022;

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A that we filed with the SEC on November 9, 2015, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-37627.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Wave Life Sciences Ltd.

c/o 733 Concord Avenue

Cambridge, MA 02138, USA

ATTN: Investor Relations

You may also access these documents on our website, http://www.wavelifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$175,000,000

Ordinary Shares

Pre-Funded Warrants to Purchase Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Leerink Partners

Book-Runners

Truist Securities	Mizuho